U.S. PREMIUM BEEF, LLC

A Delaware Limited Liability Company

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

-- Includes Amendments Through April 2, 2011 --

U.S. PREMIUM BEEF, LLC

Amended and Restated Limited Liability Company Agreement

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

U.S. PREMIUM BEEF, LLC

Amended and Restated Limited Liability Company Agreement

THIS LIMITED LIABILITY COMPANY AGREEMENT of U. S. Premium Beef LLC (the “Company”) was adopted by U.S. Premium Beef, Inc. effective as of the completion of the Restructuring (as defined below); this Agreement has been amended from time to time after the Restructuring and all such amendments are hereby incorporated into this Amended and Restated Limited Liability Company Agreement effective as of January 7, 2010.

RECITALS

U.S. Premium Beef, Ltd. (the “Cooperative”) caused the Company to be formed to acquire all of the business and assets of the Cooperative by merger of the Cooperative with and into U. S. Premium Beef, Inc. (the “Corporation”) (the “Merger”) and immediate and subsequent conversion under Delaware Law into the Company (the entire process of the Merger and subsequent conversion of the Corporation into the Company referred to as the “Restructuring”).  The Cooperative as the sole shareholder of the Corporation prior to the Merger and statutory conversion into the Company adopted this Agreement as the Limited Liability Company Agreement of the Company and such Limited Liability Company Agreement is hereby amended and restated to reflect all amendments adopted on or prior to January 7, 2010.

OPERATION, MANAGEMENT, AND INTERESTS
IN THE COMPANY

ARTICLE 1.
DEFINITIONS

Section 1.1.   Reference To Certain Terms.

For purposes of this Agreement:  (1) references to “Articles” and “Sections” are to those Articles and Sections appearing in this Agreement unless explicitly indicated otherwise; and (2) references to statutes include all rules and regulations under those statutes, and all amendments and successors to those statutes.

Section 1.2.   Definitions.

The definitions in this Section 1.2 (and the definitions in Section 1.10 of Appendix E) apply throughout this Agreement unless the context requires otherwise.

“Act” means the Delaware Limited Liability Company Act as set forth in the Delaware Code (commencing with Section 18-101 of the Delaware Code), as amended from time to time (or any corresponding provision or provisions of any succeeding law).

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

“Affiliate” means, with respect to any Person:  (1) a Business Entity directly or indirectly Controlling, Controlled by or under common Control with the Person; (2) an officer, director, general partner, or trustee of a Person that is a Business Entity; or (3) a Person or its representative who is an officer, director, general partner, or trustee of the Business Entity described in clauses (1) or (2) of this sentence.

“Agreement” means this Limited Liability Company Agreement, as amended, modified or restated from time to time.

“Associate” means a Person approved by the Board as an “Associate” under Section 4.4(c).

“Board” or “Board of Directors” means the individuals who are named, appointed, or elected as Directors of the Company under Section 5.3 acting collectively pursuant to this Agreement.

“Business Entity” means a partnership (whether general or limited), limited liability company, corporation, unincorporated association or entity, governmental entity, trust, estate, cooperative, association, nominee or other entity, including an individual acting as a sole proprietorship or as a business.

“Cattle Delivery Agreement” means the Uniform Delivery and Marketing Agreement to deliver cattle between a Class A Member and the Company.

“CEO” means the President and Chief Executive Officer of the Company, as appointed by the Board.

“Certificate of Formation” means the certificate of formation of the Company as amended or restated and filed with the Delaware Secretary of State pursuant to the Act.

“Class” is the designated division of Interests as provided in Section 3.2(a).

“Class A Member” means a Person who holds Class A Units, meets the requirements of Section 4.2(a), is admitted as a Class A Member and has not ceased to be a Class A Member.  “Class A Members” mean all Persons who hold Class A Units, meet the requirements of Section 4.2(a), are admitted as Class A Members and have not ceased to be Class A Members.

“Class A Units” mean Units that are designated Class A Units pursuant to Section 3.2(a).

“Class B Member” means a Person who holds Class B Units, meets the requirements of Section 4.2(b), is admitted as a Class B Member and has not ceased to be a Class B Member.  “Class B Members” mean all Persons who hold Class B Units, meet the requirements of Section 4.2(b), are admitted as Class B Members and have not ceased to be Class B Members.

“Class B Units” mean Units that are designated as Class B Units pursuant to Section 3.2(a).

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

“Company” means the limited liability company formed pursuant to the filing of the Certificate of Formation and the limited liability company continuing the business of this Company in the event of dissolution of the Company as provided in this Agreement and the Act.

“Confidential Information” has the meaning given in Section 4.1(c).

“Control”, “Controlling”, “Controlled by” and “under common Control with” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Business Entity, whether through the ownership of voting securities, by contract, or otherwise, or the power to elect at least fifty percent (50%) of the Board of Directors, or persons exercising similar authority with respect to the Business Entity.

“Cooperative” is defined in the Recitals to this Agreement.

“Corporation” is defined in the Recitals to this Agreement.

“Director” means an individual serving on the Board of Directors of the Company.  The Directors of the Company shall constitute the “managers” of the Company for all purposes of the Act.

“Dissolution Event” has the meaning given in Section 7.1(a).

“Distribution” means a payment of cash or property to a Unitholder based on the Unitholder’s Interest in the Company as provided in this Agreement.

“Effective Date” is the date the Restructuring is completed as provided in the introductory paragraph of this Agreement.

“Event of Disassociation” has the meaning given in Section 4.7(a).

“Interest” means, collectively, the Unitholders’ financial rights to Profits, Losses and other allocation items, and to receive Distributions and, with respect to Members, the right of the Members to vote on matters and to receive information concerning the business and affairs of the Company as provided for in this Agreement.

“Lien” means a security interest, lien or other encumbrance in Units pledged or granted for the purpose of securing debt financing.

“Liquidator” has the meaning given in Section 7.6(a).

“Member” means a Person admitted as a Member under Section 4.3 who has not ceased to be a Member.  “Members” mean all Persons who are Members.

“Merger” is defined in the Recitals.

“Other Class” means a Class other than Class A or Class B, designated by the Board under Section 3.2(a).

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

“Patronage Notice” means a written notice of allocation within the meaning of Section 1388(b) of the Code that was issued with respect to the patronage of U.S. Premium Beef, Ltd., the Cooperative, was not redeemed by the Cooperative, and continues as an obligation of the Company as provided in Section 3.6(c).

“Permitted Transfer” has the meaning given in Section 3.8(a).

“Person” means any individual natural person, or a Business Entity.

“Property” means all real and personal property acquired by the Company, including cash, and any improvements to the Property, and includes both tangible and intangible property.

“Quorum” as to meetings of Members has the meaning given in Section 4.6(f) and as to meetings of the Board has the meaning given in Section 5.4(d).

“Restructuring” has the meaning given in the Recitals to this Agreement.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Business Entity, any corporation, partnership, joint venture, limited liability company, association or other entity Controlled by the Business Entity.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, or other disposition, whether by operation of law (e.g., pursuant to a merger) or otherwise, and, as a verb, voluntarily or involuntarily to convey, sell, or otherwise dispose of, but does not include a pledge or grant of a Lien.

“Transfer Restrictions” means the restrictions on Transfer of Units in Section 3.8 and the Unit Transfer Policy.

“Unit” means the unit of measurement within a Class into which Interests in the Company are divided as provided in Section 3.2(a).

“Unit Ledger” has the meaning given in Section 3.5.

“Unit Transfer Policy” is the policy for Transferring Units attached as Appendix C.

“Unitholder” means a Person who holds Units, whether or not the Person is a Member.  “Unitholders” mean all Persons holding Units.  Unitholders may be designated with respect to specific types or classes of Units held.

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ARTICLE 2.
THE COMPANY: FORMATION, PURPOSES, LIMITED LIABILITY

Section 2.1.   Formation.

The Company has been formed as a Delaware limited liability company pursuant to the Act.

Section 2.2.   Purpose; Powers.

(a) Purpose.  The business and purposes of the Company are to engage in any business and investment purpose or activity in which a limited liability company organized under the Act may lawfully be engaged, and to conduct any and all activities related or incidental to that business and purpose.

(b) Powers.  The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other law, or by this Agreement, together with any lawful powers incidental to those powers and privileges, including the powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

Section 2.3.   Name.

The name of the Company is stated in the Certificate of Formation, and all business of the Company shall be conducted in that name or under other names as the Board, without Member approval, may from time to time determine. The Board may, without Member approval, change the name of the Company from time to time in accordance with the Act.

Section 2.4.   Principal Place Of Business.

The principal place of business of the Company shall be at the place or places stated in the Principal Place of Business attached as Appendix A and incorporated as part of this Agreement.  The Principal Place of Business may be amended or changed by resolution of the Board without Member approval. The records required by the Act shall be maintained at one of the Company’s principal offices.

Section 2.5.   Term.

The term of the Company shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in this Agreement.

Section 2.6.   Filings; Agent For Service Of Process.

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(a) Maintenance of Delaware Status.  The Board shall take any actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware.  The Board shall cause amendments to the Certificate of Formation to be filed whenever required by the Act.

(b) Maintenance of Status in Other Jurisdictions.  The Board shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

(c) Agent For Service of Process.  The name and address of the agent for service of process on the Company in the State of Delaware shall be stated in the Agent for Service of Process attached as Appendix B and incorporated as part of this Agreement which shall be amended by the Board, without Member approval, to reflect the appointment of any successor.

(d) Filings Upon Dissolution.  Upon the dissolution and completion of the winding up and liquidation of the Company, the Board shall cause to be filed a Certificate of Cancellation in accordance with the Act and cause similar filings as necessary to be made under the laws of any other jurisdictions.

Section 2.7.   Title To Property.

All Property owned by the Company is owned by the Company as an entity, and a Unitholder, Member, or Director does not have any ownership interest in the Property in their individual name.  The Company shall hold title to all of its Property in the name of the Company and not in the name of any Unitholder, Member, or Director.

Section 2.8.   No Payments Of Individual Obligations.

The Company’s credit and assets shall be used solely for the benefit of the Company, and an asset of the Company shall not be Transferred or encumbered for, or in payment of, any individual obligation of any Unitholder, Member, or Director.

Section 2.9.   Independent Non-Competitive Activities.

Neither this Agreement nor any activity under this Agreement shall prevent a Unitholder, Member, or Director or any of their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, unless the activities are competitive with the Company or the Company’s Affiliates as determined by the Board.  Activities, other than activities that are competitive with the Company or the Company’s Affiliates, may be undertaken by a Unitholder, Member, or Director without having or incurring any obligation to: (1) offer any interest in the activities to the Company or any other Unitholder or Member; or (2) require the Unitholder, Member, or Director undertaking the activity to allow the Company, the Company’s Affiliates, or other Unitholders, Members, Directors, or their Affiliates to participate in any of those activities.  As a material part of the consideration for becoming a Unitholder, Member, or Director, each Unitholder, Member, or Director shall not have any right or claim of participation in another Unitholder’s, Member’s or Director’s activities.

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Section 2.10. Limited Liability.

Except as otherwise expressly provided by the Act, this Agreement, or agreed to under another written agreement, the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations, and liabilities of the Company, and a Unitholder, Member, or Director of the Company is not obligated personally for any debt, obligation, or liability of the Company solely by reason of being a Unitholder or Member or by acting as a Director of the Company.  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Unitholders, Members, or Directors for any debt, obligation, or liability of the Company.

Section 2.11. Members and Unitholders Bound Without Execution.

A Member or Unitholder who has Interests in the Company shall be bound by this Agreement without the necessity of executing a physical copy of this Agreement.

ARTICLE 3.
UNITS, UNITHOLDERS, FINANCIAL RIGHTS

Section 3.1.   Rights And Obligations Of Unitholders.

The respective rights and obligations of the Unitholders will be determined pursuant to the Act and this Agreement.  To the extent that any right or obligation of any Unitholder is different by reason of any provision of this Agreement than it would be in the absence of that provision, this Agreement, to the extent permitted by the Act, will control.

Section 3.2.   Units.

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(a) Unitholder Interests and Units.  The Interests of the Unitholders will be divided into one or more classes (“Classes”), with the initial Classes designated as Class A and Class B. Subsequent Classes may be established by the Board and designated as Class C, Class D and sequentially lettered for Units of each sequential Class (“Other Classes”).  Interests within each Class will be divided into units (the “Units”) designated as Class A Units (with respect to Class A), Class B Units (with respect to Class B), and sequentially lettered for Units of each sequential Class.  With respect to subsequent Classes of Units, the Board without Member approval is granted the express authority, by resolution and conforming amendments to this Agreement, to fix and establish the designations, powers, preferences, and governance and veto rights including Member voting rights and rights to appoint or elect Directors to the Board, qualifications, limitations or restrictions of each additional Class of Units (and the corresponding obligation to fix and establish these designations, powers, preferences, governance and other rights, qualifications, limitations and restrictions whenever any additional Class is established).  The power of the Board extends to and includes the express authority to create Classes and Units (without Member approval) which have terms granting the additional Class and the Units (and the holders of the Units) rights, powers, preferences, and privileges greater than the rights, powers, preferences, and privileges associated with any previously established and designated Classes or issued Units.  The rights, powers, preferences and privileges are the same for all Units within a Class except as expressly provided otherwise in this Agreement, the Class designation approved by the Board, or the subscription or other agreement regarding the Units approved by the Board.

(b) Class A and Class B Units Not Linked Together.   The Board has determined that  Class A Units and Class B Units may be issued, redeemed, or transferred independently (i.e., without a concurrent issuance, redemption or transfer of a comparable number of Units of the other class) to the extent and subject to the conditions set forth in Appendix C, the “Unit Transfer Policy of U.S. Premium Beef, LLC”.  Until additional capital contributions are accepted and additional Units are issued, profits and losses for any Fiscal Year shall be allocated ten percent (10%) to Class A and then to Class A Unitholders in proportion to Class A Units held, and ninety percent (90%) to Class B and then to Class B Unitholders in proportion to Class B Units held, as provided in Article III of Appendix E.

(c) Additional Units.  The Board may issue additional Units, including Class A Units and Class B Units, to existing or new Unitholders in exchange for Capital Contributions as provided in Section 3.3(b).

(d) Adjustment of Books and Records and Amendment of this Agreement.  Upon acceptance of Capital Contributions under Section 3.3, the issuance of additional Units, or any change in Unitholders or Members, the Board shall cause the books and records of the Company and the Unit Ledger to be appropriately adjusted, and the Board shall amend this Agreement, without Member approval, to reflect the terms and conditions of the Capital Contributions and the issuance of Units, including changes to the percentages stated in Appendix E, Sections 3.1, 3.2, and 4.1 and Section 3.6 of this Agreement.

Section 3.3.   Capital Contributions.

(a) By Unitholders Through the Restructuring.  Each Person who becomes a Unitholder as a result of the Restructuring shall be deemed to have made a Capital Contribution consisting of the Person’s share of the initial Gross Asset Value (as defined in Appendix E, Section 1.10) of any Property that is owned by the Company immediately after the effective time of the Restructuring.  Each Person’s share of the initial Gross Asset Value shall be determined by apportioning the aggregate initial Gross Asset Value entirely to the initial holders of Class A Units in proportion to Class A Units acquired by each Person in the Restructuring.  No portion of the initial Gross Asset Value shall be apportioned to Class B Units in the Restructuring.

(b) By Unitholders For Additional Units.  Each Unitholder’s Capital Contribution, if any, may be any consideration, whether in cash or a form other than cash, (including past or future services), upon execution of any documents and on any other terms and conditions (including, in the case of Units issued to employees and consultants, any vesting and forfeiture provisions) as the Board determines to be appropriate, without Member approval.

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(c) Additional Contributions Not Required.  A Unitholder is not obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than the unpaid portion of a Unitholder’s written agreement to make Capital Contributions. Units and their holders are not subject to any mandatory assessment, requests or demands for capital.

Section 3.4.   No Certificate For Units.

The Units of the Company are not certificated Units unless otherwise determined by the Board.  If the Board determines that the Units shall be certificated, the Board shall have the power and authority to make rules and regulations, not inconsistent with this Agreement or the Act, as the Board deems appropriate relating to the issuance, Transfer, conversion, and registration of certificates of the Company, including legend requirements or the appointment or designation of one or more transfer agents and one or more registrars.  The Company may act as its own transfer agent and registrar.

Section 3.5.   Unit Ledger.

The Board shall prepare, amend, and supplement a Unit Ledger without approval of the Members that states the Unitholders and the Class and number of Units held by each Unitholder, the Capital Contribution of the Unitholder, and those Unitholders who are Members of each Class.

Section 3.6.   Allocations And Distributions.

(a) Generally.  The provisions relating to allocations of Profits, Losses, items of profit and loss, and Distributions are provided in this Section 3.6 and Article 7; Appendix C as to Transfers; and in Article III, Article IV, and Article XII of Appendix E.  The provisions of this Section 3.6 may be amended by the Board, without Member approval, to conform with Class designations under Section 3.2(a).  Appendix E is attached and incorporated as part of this Agreement.  Appendix E may be amended by the Board without Member approval.  As provided in Appendix E, Distributions, other than Distributions upon liquidation, generally will be made on a Class and unitary basis in proportion to the Units held in any Class.

(b) Between Class A and Class B.

Distributions.  Generally, subject to the designations of any Other Class, the issuance of additional units, and the provisions in Section 3.6(a), between Class A Units collectively (“Class A”) and Class B Units collectively (“Class B”):

(1)  ten percent (10%) of the allocations of Profits, Losses and other allocation items and Distributions (other than liquidating Distributions) shall be made to Class A, and then to Class A unitholders in proportion to Class A Units held; and

(2)  ninety percent (90%) to Class B and then to Class B unitholders in proportion to Class B Units held.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

Liquidating Distributions.  Liquidating Distributions generally will be made to the unitholders in accordance with their positive Capital Account balances, subject to Section 3.6(a) after payment of any obligations, including Patronage Notices.

(c) Patronage Notices.  All amounts standing on the books of this Company as Patronage Notices shall carry the rights and obligations specified in this Section and Section 7.2(2) and no other or additional rights and obligations.  Subject to the provisions of this Section and Section 7.2(2), Patronage Notices may be paid by paying to the holders of the Patronage Notices the face amount of the Patronage Notices, without interest or other appreciation or increase.  Other than as provided in Section 7.2(2) with respect to dissolution of this Company, Patronage Notices shall be paid by the Company at the time and in the amounts as may be determined by the Board in its sole and absolute discretion.  In exercising its discretion, the Board may consider, among other factors to be selected by the Board, the chronological order of issuance of the Patronage Notices by U.S. Premium Beef, Ltd., a Kansas cooperative, the amount of all outstanding Patronage Notices and the portion of the Patronage Notices issued in a particular year and the death or age of the holders of any Patronage Notices.

(d) Offset.  The Company may offset any debts, liabilities, or amounts owed by a Unitholder to the Company in amounts and at times determined by the Board in their discretion against Distributions or other amounts owed or to be paid to a Unitholder or against Patronage Notices held by the Unitholder.

Section 3.7.   Unitholder Conditions And Limitations.

(a) Interests Are Personal Property.  The interests of a Unitholder (whether or not a Member) in the Company are personal property for all purposes.

(b) No Compensation or Reimbursement.  Except as otherwise provided in a written agreement or policy approved by the Board and except for compensation employees receive as employees of the Company, a Unitholder, whether or not a Member, in the status as Unitholder or Member shall not receive any salary, fee, or draw for services rendered to or on behalf of the Company and shall not be reimbursed for any expenses incurred by the Unitholder or Member on behalf of the Company.

(c) Advances to Company.  A Unitholder or Affiliate of the Unitholder may, with the consent of the Board, lend or advance money to the Company.  If any Unitholder or Affiliate of the Unitholder loans or advances money to the Company on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company.  The amount of the loan or advance by a lending Unitholder or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate agreed upon by the Board and the Unitholder.  The Unitholders or their Affiliates are not obligated to make any loan or advance to the Company.

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(d) No Return of Distributions.  Except as required by law, a Unitholder (whether or not a Member) is not obligated by this Agreement to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company; provided, however, that if any court of competent jurisdiction holds that, notwithstanding this Agreement, any Unitholder is obligated to return or pay any part of any Distribution, the obligation will bind the Unitholder alone and not any other Unitholder.  The provisions of the immediately preceding sentence are solely for the benefit of the Unitholders and will not be construed as benefiting any third party.  The amount of any Distribution returned to the Company by a Unitholder or upon approval of the Board paid by a Unitholder for the account of the Company or to a creditor of the Company will be added to the account or accounts from which it was subtracted when it was distributed to the Unitholder.

(e) Redemption.  The Company, by resolution of the Board of Directors and without the necessity of Member approval, may offer to redeem Class B Units from any unitholder upon such terms and conditions as the Board of Directors deems appropriate in its sole discretion (a “voluntary redemption.”)  An offer of voluntary redemption by the Company may represent an offer to purchase Class B Units at a fixed price determined by the Board of Directors or may include procedures, including but not limited to the process commonly known as a “Dutch Auction”, by which those unitholders who wish to accept the Company’s offer of voluntary redemption of Class B Units determine the price of the Class B Units to be redeemed by the Company.  In addition, subject to the terms and conditions contained in this subpart (e), the Company, by resolution of the Board of Directors and without the necessity of Member approval, may redeem Class B Units from any Class B unitholder without the requirement of Class B unitholder agreement (a “mandatory redemption”) upon such terms and conditions as the Board of Directors deems appropriate in its sole discretion.  Notwithstanding the previous sentence, the Board of Directors may authorize a mandatory redemption only upon the following conditions:  i) such mandatory redemption occurs within a reasonable time period following the Company’s disposition of a portion of its ownership interest in National Beef Packing Company, LLC; ii) such mandatory redemption is funded from the net proceeds of the Company’s disposition of a portion of its ownership interest in National Beef Packing Company, LLC; iii) such mandatory redemption shall, to the extent possible, result in a reduction of the number of issued and outstanding Class B Units that is not less than proportionate to the corresponding reduction of the Company’s ownership interest in National Beef Packing Company, LLC that provides the funds for the mandatory redemption; iv) the price paid by the Company for the redemption of the Class B Units equals or exceeds the greater of a) the average price per Class B unit for Class B Units that have been validly priced for transfer, as determined by the Board of Directors in its sole discretion on a nonconditional transfer basis during the 90 day period ending 5 days prior to the date of the redemption, and b) the average price per Class B unit of the last nonconditional transfers of 3,000 units that have been authorized by the Board of Directors prior to the redemption; and v) such mandatory redemption shall require the pro rata redemption of Class B Units from each Class B unitholder, such that each Class B unitholder’s percentage of ownership in the Company shall not be reduced or increased. (With respect to subpart iv) of the preceding sentence, in the event that no separate transfers of Class B Units have occurred prior to the date of the redemption, the redemption price for the Class B units shall be ninety percent (90%) of the price for “linked” Class A and Class B Units, determined in accordance with subpart iv) of the prior sentence.)  The Company by resolution of the Board, may redeem the units of a Class of a unitholder that are not held by a Member of that Class in accordance with the provisions of Section 4.7 of this Agreement, entitled “Termination of Membership.”  Unless otherwise provided by resolution of the Board, a unitholder (whether or not a Member), or any transferee of a unitholder, does not have a right: to demand, withdraw or receive a return of the unitholder’s (or transferee’s) Capital Contributions or Capital Account; to require the purchase or redemption of the unitholder’s (or transferee’s) units or Interest, or to receive a Distribution in partial or complete redemption of the fair value of the unitholder’s units or Interest in the Company, (except in all cases a redemption authorized by the resolution of the Board under this Section 3.7(e) or as provided in Appendix E, Article XII, or Article 7 of this Agreement following a Dissolution Event), notwithstanding any provisions of the Act or any other provision of law.  The other unitholders and the Company do not have any obligation to purchase or redeem the units or Interest of any unitholder or transferee.  Each unitholder (whether or not a Member) as a condition of becoming a unitholder has no right to receive a Distribution in partial or complete redemption of the fair value of the units or Interest of any unitholder upon an Event of Disassociation or otherwise which, in the absence of the provisions in this Agreement, it would otherwise be afforded by Section 18-604 of the Act or any other provision of the Act.

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(f) Rights of Unitholders Who Are Not Members.  Unless admitted as a Member pursuant to Section 4.3, a Person who acquires Units, or a Person who holds Units and ceases to be a Member, has only the rights of an “unadmitted assignee” and is only entitled to allocations and Distributions with respect to the Units in accordance with this Agreement, and does not have any right to any information or accounting of the affairs of the Company, and is not entitled to inspect the books or records of the Company, and does not have any of the rights of a Member under the Act or this Agreement.  Units held by a Person who is not a Member are subject to the Transfer Restrictions.

(g) Specific Limitations.  A Unitholder (whether or not a Member) does not have the right, power or authority to: (1) reduce the Unitholder’s Capital Account, except as a result of the dissolution of the Company or as otherwise provided by law or in this Agreement; (2) make voluntary Capital Contributions to the Company except when authorized by the Board; (3) bring an action for partition against the Company or any Company assets; (4) cause the termination and dissolution of the Company, except as set forth in this Agreement; (5) require that any Distribution to the Unitholder be made in the form of property other than cash; (6) (in the Unitholder’s capacity as a Unitholder or Member) take part in or interfere in any manner with the management of the business and affairs of the Company; (7) (in the Unitholder’s capacity as a Unitholder or Member) act for or bind the Company notwithstanding Section 18-402 of the Act; and (8) have any contractual appraisal rights under Section 18-210 of the Act.  Each Unitholder (whether or not a Member) by becoming a Unitholder shall have irrevocably waived each of the rights contained in clauses (1) through (8) of this Section 3.7(g).

Section 3.8.   Restrictions On Transfers.

(a) General Restrictions.  The Board shall not approve, and the Company shall not recognize for any purpose, any purported Transfer of Units unless and until the Transfer Restrictions, consisting of the provisions of this Section and the Unit Transfer Policy, have been satisfied or the Board has by resolution specifically waived any unsatisfied provision, condition or restriction.  A Transfer of Units approved by the Board that satisfies the provisions and conditions of the Transfer Restrictions (or if any unsatisfied condition is waived), shall be referred to in this Agreement as a “Permitted Transfer”.

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(b) Not Binding Until Entered in Company Books.  A Transfer of Units is not binding on the Company without the approval of the Board and not until the Transfer is entered in the books and records of the Company.

(c) Pledge of Units Allowed.  Notwithstanding the Transfer Restrictions, a Unitholder may pledge, grant a Lien on all or any portion of its Units as security for the payment of debt, provided that a subsequent foreclosure or transfer to the secured party in lieu of foreclosure or otherwise shall be considered a Transfer.

(d) Unless Permitted, Transfers Void.  A purported Transfer of Units that is not a Permitted Transfer is null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Board, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor’s rights to allocations and Distributions as provided by this Agreement with respect to the transferred Units, which allocations and Distributions may be applied or set off against (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of the Units may have to the Company.

(e) Indemnification of Company.  If a Transfer or attempted Transfer of Units is not a Permitted Transfer, the Unitholder and the prospective transferee engaging or attempting to engage in the Transfer is liable to and shall indemnify and hold harmless the Company and the other Unitholders from all cost, liability, and damage that the Company and any of the other Unitholders may incur (including incremental tax liabilities, lawyers’ fees and expenses) as a result of the Transfer or attempted Transfer and efforts to prohibit the transfer or enforce the indemnity.

(f) Transferee Subject to Transfer Restrictions.  Units held by a transferee are subject to the Transfer Restrictions.

(g) Unit Transfer Policy.  The Unit Transfer Policy shall be consistent with this Agreement and impose conditions and restrictions on Transfers to: (1) preserve the tax status of the Company; (2) comply with state or federal securities laws; (3) require appropriate information from the transferor and transferee regarding the transfer; (4) require representations from the transferor and/or transferee regarding the Transfer; and (5) allow the Board to determine whether or not the transferee is a competitor of the Company or the Company’s Affiliates.  The Unit Transfer Policy also shall state the permitted method and conventions that shall be used in allocating Profits, Losses, and each item of Profits and Losses and all other items attributable between the transferor and the transferee.  The Unit Transfer Policy is attached as Appendix C, and incorporated as part of this Agreement.  The Unit Transfer Policy may be amended by the Board without Member approval.

ARTICLE 4.
MEMBERS AND MEMBER VOTING

Section 4.1.   Rights And Obligations Of Members.

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(a) Authority.  The respective rights and obligations of Members will be determined pursuant to the Act and this Agreement.  To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of any provision of this Agreement, to the extent permitted by the Act, this Agreement shall control.  A Member, other than a Member acting in his or her capacity as an officer of the Board or an officer of the Company pursuant to delegated authority, does not have the power or authority to act for or on behalf of the Company, to bind the Company by any act, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board.

(b) Access to Records.  The Company shall provide to a Member upon written request of the Member:  (1) the Class and Number of Units held by the Member; (2) the percentage or share of annual Distributions to which the Member is entitled based upon the Units held by the Member; (3) the voting rights of the Member for each Class of Units held; (4) the most recent audited financial statements of the Company; (5) copies or internet access to any annual, quarterly, and special reports filed by the Company with the Securities and Exchange Commission; and (6) for Class A Members, the number of cattle required to be delivered by the Class A Member during the applicable delivery period, the number of cattle delivered by the Class A Member or on the Class A Member’s behalf, and the quality and pricing of the cattle delivered.  The Board shall prescribe the form and format in which the information in clauses (1) to (6) is transmitted to the Member.  For all other information, upon the request of a Member for a proper purpose related to the Member's Interest as determined by the Board, the Board will allow the Member and its designated representatives or agents, upon at least ten (10) business days prior written notice to the Board and during reasonable business hours, to examine the Company's books and records to the extent required by the Act for the proper purpose at the Member's sole cost and expense.  Each Member and Unitholder has an expectation of privacy that information about them or their Interests in the Company will not be shared with other Members for an improper purpose.  The Member’s request for information and right to inspect information is subject to any reasonable standards as may be established by the Board on a case by case basis or from time to time and the inspection rights will be restricted by the Board to protect the rights of other Members and the Company from damage from the requesting Member. The Board has the authority and shall restrict access to and protect Confidential Information of the Company in a manner consistent with this Section 4.1(b) and Section 4.1(c) as deemed appropriate by the Board.

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(c) Nondisclosure.  Except as otherwise consented to by the Board, all non-public information furnished to the Member pursuant to this Agreement or otherwise regarding the Company or its business that is not generally available to the public (“Confidential Information”) will be kept confidential and will not be disclosed by the Member, or by any of the Member’s agents, representatives or employees, in any manner, in whole or in part, except that: (1) a Member will be permitted to disclose Confidential Information to those of the Member’s agents, representatives and employees who need to be familiar with the information in connection with the Member’s investment in the Company and who are charged with an obligation of confidentiality and nondisclosure to other Persons; (2) a Member will be permitted to disclose Confidential Information to the Member’s partners and equity holders so long as they agree to keep the information confidential on the terms set forth in this Agreement; (3) a Member will be permitted to disclose Confidential Information to the extent required by law, so long as the Member will have first provided the Company a reasonable opportunity to contest the necessity of disclosing the information; and (4) a Member will be permitted to disclose Confidential Information with prior written notice to the Company regarding the Persons and the nature of and restrictions on the Confidential Information to be disclosed, only to the Persons to the extent necessary for the enforcement of any right of the Member arising under this Agreement.

Section 4.2.   Membership Requirements.

(a) Class A Members.  Class A Members must hold at least one hundred (100) Class A Units and have a Cattle Delivery Agreement in effect with the Company as provided in Section 4.4.

(b) Class B Members.  Class B Members must hold at least one hundred (100) Class B Units.

(c) Other Classes.  A Unitholder must hold the minimum number of Units of any Other Class, and meet the other requirements, if any, as stipulated in the designations governing the Other Class.

Section 4.3.   Admission Of Members.

(a) Members Through the Restructuring.  The Persons who held at least 100 shares of common stock of the Cooperative and receive at least 100 Class A Units and 100 Class B Units through the Restructuring, are admitted as Class A Members and Class B Members through the Restructuring without any further action of the Board, the Members, or the Company.

(b) Additional Members.  Additional Persons may, upon the approval of the Board, be admitted as Members of the Company with respect to any Class of Units: (1) by meeting the requirements for membership with respect to any Class under Section 4.2 and otherwise under this Agreement including any subscription and payment for Units as determined by the Board; (2) by submitting documents required by the Board to evaluate membership approval; and (3) by submitting an executed document approved by the Board agreeing to be bound by this Agreement.  A Person is not admitted as a Member of any Class by the Board unless and until an officer of the Company, acting under authority from the Board, has countersigned the Person’s application, subscription agreement, or other document required by the Board for admission as a Member of any Class.  The Board in its sole discretion may refuse to admit any Person as a Member of any Class.

(c) Admission of Transferees as Members.  A transferee of Units will be admitted as a Member with respect to a Class of Units (if not already a Member) if: (1) the Transfer Restrictions are satisfied with respect to the applicable Transfer; (2) the requirements of Section 4.2 are satisfied with respect to the transferee and the Class of Units, (3) the Board approves the membership of the transferee (which approval may be granted, delayed, considered or withheld in the sole discretion of the Board); and (4) the transferee executes any instruments and satisfies any other requirements that the Board deems reasonably necessary or desirable for admission of the transferee as a Member. In the absence of satisfying the foregoing requirements, the transferee will be a non-member Unitholder with only the rights of an unadmitted assignee as provided in Section 3.7(f).

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Section 4.4.   Cattle Delivery Agreement.

(a) Requirement.  Each Class A Member shall at all times have a Cattle Delivery Agreement in effect with the Company.  The Company will cause the transfer price of the cattle delivered to be paid under the Cattle Delivery Agreement subject to any offset for any debts or amounts owed under the Cattle Delivery Agreement or by the Class A Member to the Company.  Patronage will not be paid by the Company for delivery of cattle under the Cattle Delivery Agreement.  If the Board determines by resolution that a Class A Member does not have a Cattle Delivery Agreement in effect with the Company or is in breach of the Cattle Delivery Agreement, then the Member shall forfeit voting rights with respect to the Member’s Class A Units the Units shall become subject to repurchase by the Company pursuant to Section 4.7(b), and the Member’s membership may be terminated as provided in Section 4.7.

(b) Transfer of Cattle Delivery Obligations by Member.  Notwithstanding the Transfer Restrictions for Transfer of Units, a Class A Member with a Cattle Delivery Agreement in effect with the Company may Transfer any of the Member’s rights to deliver cattle according to the Cattle Delivery Agreement, in whole or in part, to a Person who is an Associate.  The Transfer of rights under the Cattle Delivery Agreement does not constitute a Transfer of the Member’s Units for purposes of this Agreement and does not release the Class A Member from liability from the Company.  From and after the Transfer of rights under the Cattle Delivery Agreement, the transferee Associate shall have the right to perform all of the transferred portions of the transferor Member’s obligations under the Cattle Delivery Agreement, but the transferor Member is liable to the Company for performance of the obligations.

(c) Approval of Associates.  The Board (in its sole discretion and for the period of time as the Board determines is appropriate in the circumstances) may approve a Person (who may or may not be a Member) as an “Associate” eligible to receive Transfers of the rights and obligations of a Class A Member under the Class A Member’s Cattle Delivery Agreement.  The Board may impose a fee (annual or otherwise) as a condition of being accepted as an Associate.  The status of an Associate does not grant the Associate any of the rights of a Member or Unitholder under the Act or this Agreement (including, without limitation, any right to vote or to receive allocations and/or Distributions).

Section 4.5.   Member Voting.

(a) Voting Rights Restricted.  A Member does not have any voting rights except with respect to those matters requiring a Member vote or approval for:  (1) the election and removal of Directors; (2) approval of certain mergers or consolidations as provided in Section 5.1(c); (3) approval of certain dispositions of all or substantially all of the assets of the Company under Section 5.1(c); (4) approval of the dissolution of the Company under Article 7; and (5) approval of certain amendments to this Agreement under Article 6, or as specifically provided for in this Agreement.

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(b) Class A Member Voting Rights.  Each Class A Member has one vote for any matter in which Class A Members are entitled to vote.  Cumulative voting for Class A Members is not permitted unless expressly authorized by the Board.

(c) Class B Members Voting Rights.  Other than matters as provided in Section 4.5(e) each Class B Member may cast one vote for each Class B Unit held on matters in which Class B Members are entitled to vote.  Cumulative voting for Class B Members is not permitted unless expressly authorized by the Board.

(d) Voting Method for Classes.  Subject to the governance rights of any Other Class of Units, Members shall vote by Class, and the Members shall take action by the affirmative vote of the majority of voting power of each Class authorized to vote as provided in this Agreement for:  (1) approval of certain mergers or consolidations as provided in Section 5.1(c); (2) approval of certain dispositions of all or substantially all of the assets of the Company under Sections 5.1(c); (3) approval of dissolution of the Company under Article 7; and (4) approval of certain amendments of this Agreement under Article 6.  In the election (or removal) of Directors by the Members under Section 5.3, Members shall take action by the affirmative vote of a majority of the voting power of the Class electing (or removing) the Director, present either in person, by proxy, or by mail ballot, at a duly held meeting of the Members at which a Quorum is present for the transaction of business.

(e) Voting on Procedural and Other Matters.  Except for Class voting matters in Section 4.5(d), the Members shall take action at a Members meeting on procedural and other matters determined by the Chair by the affirmative vote of the Members (each Member with one vote), without regard to the Class or the Units held, unless objected to by the majority of the voting power of any Class present at the meeting.

Section 4.6.   Member Meetings.

(a) Place and Manner of Meeting.  All meetings of Members shall be held at a time and place, within or without the State of Delaware, as stated in the notice of the meeting or in a duly executed waiver of notice.  Presence in person, or by proxy or mail ballot, constitutes participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of business on the ground that the meeting is not lawfully convened.

(b) Conduct of Meetings.  The meetings of the Members shall be presided over by the Chair and shall be conducted in general accordance with the most recent edition of Roberts’ Rules of Order, or other rules and procedures as may be determined by the Board in its discretion.  Resolutions to be voted on by the Members shall be limited to those that have been approved by the Board for presentation to the Members and contained in the notice of the meeting.

(c) Annual Meeting.  The annual meeting of the Members shall be held on a date determined by the Board.  Failure to hold the annual meeting at the designated time is not grounds for dissolution of the Company.

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(d) Special Meetings.  Special meetings of the Members may be called at any time by the Chair or the Board, or by the Secretary upon the request of thirty-three percent (33%) of all Members (total Members without respect to Class) regardless of the number of Units held by the requesting Members.  The special meeting request shall state a proper purpose or purposes of the special meeting and the matters if any proposed to be acted on at the special meeting.  Except as may be required by applicable law, the Board in its discretion may determine whether a special meeting request contains a proper purpose.  If the Board determines the purpose is not proper, the Board shall notify the Person requesting the special meeting in writing of the reasons that the requestor’s purpose was not proper, and may either revise the purpose and proceed with the procedures to call a special meeting or decline to call a special meeting until a proper purpose is requested.

(e) Notice.  The Secretary shall cause a written or printed notice, reviewed by the Company’s legal counsel, stating the place, day and time of the meeting and, in the case of a special meeting, the proper purpose or purposes for which the meeting is called.  The notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, to each Member entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage prepaid.  If the purpose of the meeting is to consider any item requiring Class voting of Members under Section 4.5(d), the notice shall be in a form that is approved by the Board and shall state the purpose, identify the Director if the purpose is removal and a summary of the transaction to be considered or a verbatim statement of the amendment to be considered must accompany the notice.

(f) Quorum.  At any annual or special meeting of the Members, a Quorum necessary for the transaction of business is present if:  (1) when the Board has authorized the use of mail ballot or proxies, Members with twenty percent (20%) or more of the voting power are present; and (2) in any other case, Members with ten percent (10%) or more of the voting power are present.  If a vote of more than one Class is required, the Quorum requirement will be applied to the Members of each Class.  The Members present at a duly organized meeting at which a Quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of Members leaving less than a Quorum, provided however, if the question of a Quorum is called and the Chair determines a Quorum is not present, the meeting shall be adjourned.  The registration of Members eligible to vote shall be verified by the Secretary and shall be reported in the minutes of the meeting.

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(g) Record Date.  For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or to make a determination of Members for any other proper purpose, the Board may designate a record date or provide that the record books shall be closed for a stated period not exceeding sixty (60) days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, the books shall be closed for a period not exceeding the period immediately preceding the meeting starting on the date when the notice is mailed or transmitted from the Company and the date of the meeting.  In lieu of closing the record books, the Board may fix in advance a date as the record date for determination of Members.  Unless otherwise determined by the Board, if the record books are not closed and a record date is not fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is first mailed or transmitted from the Company, as the case may be, shall be the record date for the determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, the determination applies to the reconvening of an adjournment, except where the determination has been made through the closing of record books and the stated period of closing has expired.

(h) Ballots; Proxies.  If and to the extent authorized by the Board, a Member may vote at a meeting of Members by alternative ballot (mail or otherwise) or by proxy granted by the Member or by the Member’s duly authorized attorney-in-fact.  If authorized by the Board, a proxy may be granted in writing, by means of electronic transmission, or as otherwise permitted by applicable law.  A proxy shall be filed with the Secretary of the Company before the meeting is convened, as determined by the Board. A proxy shall be considered filed with the Company when received by the Company at its executive offices or other place designated by the Board, unless later revoked.  A proxy is not valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable at the discretion of the Member executing the proxy.  While the right to vote can be exercised by proxy, only a Member has the right to be recognized in a meeting of the Members unless otherwise determined by the Chair in the Chair’s sole discretion.

Section 4.7.   Termination Of Membership.

(a) Termination Events.  Membership as to any Class may be terminated by the Board upon a determination by the Board that the requirements to be a Member of that Class are not met.  Membership in the Company (membership in all Classes) is terminated if any of the following events occur (any of the events are referred to as an “Event of Disassociation”):

(1) a Member does not meet the requirements to be a Member with regard to at least one of the Classes of Units held by the Member as determined by the Board;

(2) a Class A Member breaches a Cattle Delivery Agreement or does not have a Cattle Delivery Agreement in effect with the Company;

(3) a Member that is an individual dies, or a member that is not an individual ceases to exist as a Business Entity, and leaves no successor qualified as determined by the Board to be a Member;

(4) a Member Transfers all of the Member’s Units;

(5) the Member resigns as a Member with respect to all Classes of Units held under Section 4.8; or

(6) the Board by resolution finds that a Member has:

(i)         intentionally or repeatedly violated any provision of this Agreement;

(ii)        breached any agreement with or obligation to the Company;

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(iii)       taken actions that will impede the Company from accomplishing its purposes;

(iv)       taken or propose or threaten to take actions that compete with the Company or an Affiliate of the Company;

(v)        taken or threatened actions that adversely affect the interests of the Company or Affiliates of the Company or its Members; or

(vi)       willfully obstructed any lawful purpose or activity of the Company.

(b) Company’s Right of Redemption.  Upon membership termination under clauses (1), (2), (5) or (6) in Section 4.7(a), the Company may, at its option purchase the terminated Member’s Units at eighty percent (80%) of the weighted average trailing sale price of the Units for arms length transactions (as reasonably determined by the Board), measured over the six (6) month period immediately preceding the date the Board determines by resolution to purchase the terminated Member’s Units.  The Company may exercise the right to purchase the terminated Member’s Units at any time after the membership termination.  The Board by resolution may waive the Company’s right to purchase the terminated Member’s Units.

(c) Cancellation of Cattle Delivery Agreement.  If a Class A Member’s membership is terminated, the Company has the right, but not the obligation, to cancel the Cattle Delivery Agreement with the former Class A Member.

Section 4.8.   Resignation.

A Member may resign as a Member of any Class or all Classes at any time.  A resignation must be made in writing delivered to the Secretary of the Company, and will take effect at the time specified in the resignation or, if no time is specified, upon receipt.  The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation.  The resignation as a Member does not terminate or cancel any contractual or other obligations of the resigning Member to the Company or obligate the Company to make any distributions to the resigning Member under Section 18-604 of the Act or otherwise, except as approved by resolution of the Board.

Section 4.9.   Continuation Of The Company.

The occurrence of an Event of Disassociation or any other event which is deemed to terminate the continued membership of a Member in one or all Classes, will not dissolve the Company, the Company’s affairs shall not be required to be wound up, and the Company shall continue without dissolution.

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ARTICLE 5.
MANAGEMENT OF COMPANY

Section 5.1.   Governance By Board, CEO.

(a) General Authority.  As provided in this Agreement, the powers and privileges of the Company shall be exercised by or under the authority of the Board, and the business and affairs of the Company shall be governed by the Board, and management of the Company shall be delegated to the CEO.  The Company shall not be governed or managed by the Members, except those matters for which consent or approval of the Members is required by this Agreement or any nonwaivable provisions of the Act.  The Board by resolution and employment agreement shall allocate and delegate governance and management of the Company between the Board and the CEO.  Any delegation or allocation by the Board shall not cause the individuals constituting the Board to cease to be “managers” of the Company for purposes of the Act.

(b) Policies, Rules, Regulations.  The Board may adopt policies, rules, and regulations and may take actions as it deems advisable in furtherance of the purposes of the Company, provided that the Board shall not act in a manner contrary to this Agreement.

(c) Board Actions Requiring Member Consent.  Notwithstanding any other provision of this Agreement, the following actions will not be taken by the Company without a resolution describing and authorizing the action that is approved by the Board and is also approved by the Members:

(1) mergers or consolidations with or into any other Business Entity which is not an Affiliate of the Company, whether or not the Company is the surviving entity;

(2) dispositions (whether effected by merger, sale of assets, lease, equity exchange or otherwise) of all or substantially all of the assets of the Company, other than through a pledge, security, transfer to a subsidiary under the control of the Company or transfer to effect a securitization of the Company’s assets for purposes of debt financing;

(3) amendments of this Agreement requiring approval by the Members to the extent provided in Article 6; and

(4) dissolution of the Company under Section 7.1.

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(d) Duty to the Company.  The Board shall cause the Company to conduct its business and operations separate and apart from that of any Member, Director, or any of their Affiliates.  The Board shall take all actions which may be necessary or appropriate: (1) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and each other jurisdiction in which the existence is necessary to protect the limited liability of Members and Unitholders or to enable the Company to conduct the business in which it is engaged; and (2) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director reasonably believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.  A Director is not under any other duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

(e) Duty of Care and Loyalty.  Without limiting the applicability of Section 5.1(d) or any other provision of this Agreement, the following provisions will be applicable to the Board and to the Directors in their capacity as Directors:

(1) the Board and the Directors and the decisions of the Board will have the benefit of the business judgment rule to the same extent as the Board, the Directors and the decisions would have the benefit of the rule if the Board were a board of directors of a Delaware corporation; and

(2) the Board and the Directors will have the same duties of care and loyalty as they would have if they were a board of directors and directors of a Delaware corporation but in no event will any member of the Board be liable for any action or inaction for which this Agreement expressly waives liability for the Director.

Section 5.2.   Actions By Board; Committees; Reliance On Authority.

(a) Board Action.  In taking any action under this Agreement, the Directors shall act:  (1) collectively through meetings of the Board held and conducted pursuant to the provisions of this Agreement or by written action taken pursuant to the provisions of this Agreement; (2) through committees established pursuant to Section 5.2(b); and (3) through officers of the Board, and through the CEO by resolutions of delegated and reserved authorities and employment agreement.  The Board shall take action by the affirmative vote of the Directors present at a duly held meeting of the Board at which a Quorum is present.

(b) Committees.   The Board, by resolution approved by the affirmative vote of a majority of the Directors then holding office, may from time to time establish one or more committees, each of which shall be comprised of one or more natural persons who may but need not be Directors or Members, provided that a majority of committee members on each committee must be a Director or Member.  Any committee shall have and may only exercise the authority and duties to the extent provided by the Board in the resolution establishing the committee, subject at all times to the limitations set forth in the Act, this Agreement and to the direction and control of the Board.  Unless otherwise provided by the Board, the presence of a majority of the members of the committee constitutes a Quorum for the transaction of business at a meeting of the committee, and the committee shall act by the affirmative vote of a majority of committee members present at a duly held meeting.  In other matters of procedure the provisions of this Agreement shall apply to committees and their members to the same extent they apply to the Board and Directors, including the provisions with respect to meetings and notice, absent members, written actions, and valid acts.  Each committee shall keep regular minutes of its proceedings and report the same to the Board.  The Board may dissolve any committee at any time.

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(c) Reliance on Authority.  A Person dealing with the Company may rely on the authority of an officer of the Board or an officer of the Company in taking an action in the name of the Company without inquiry into the provisions of this Agreement or compliance with this Agreement, regardless of whether the action is actually taken in accordance with the provisions of this Agreement, unless the Person dealing with the Company has actual knowledge that the officer lacks authority to act or the Act establishes that the officer lacks authority to act.

Section 5.3.   The Board.

(a) Director Election and Appointment.  The Board shall consist of individuals appointed or elected under this Section (“Directors”) who are “managers” of the Company for all purposes under the Act.  Directors shall be appointed by the Board and Members, and elected by the Members at the times, in the manner, and for the terms as prescribed by this Agreement.  The initial Directors comprising the initial Board, who shall serve in the manner and as prescribed by this Agreement consists of the individuals, terms, and classification as provided in the Board attached as Appendix D and incorporated as part of this Agreement.  Other than the initial appointment, Directors appointed by the Board or Members shall have one year terms, and for Directors appointed by Members, shall be appointed by Members at the Annual Meeting of Members, and for Directors appointed by the Board, shall be appointed by the Board within 30 days after the Annual Meeting of Members.  The Board may adopt written procedures for determining the qualification and nomination of Directors.  The Board, without Member approval, shall amend Appendix D to comply with any change in Directors.  For purposes of this Agreement, the initial Directors in Appendix D shall be deemed to have been elected by the Class A Members.

(b) Qualification.  Each Director elected by Class A Members must be a Member or (in the case of a Member that is not a natural person) an elected or appointed representative of a Member. This qualification only applies to Directors elected by Class A Members.

(c) Term.  The elected Directors shall serve three-year terms and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.  In order to preserve continuity of governance and the harmonious transition of the initial Board to the elected or appointed Board, the terms of the initial Directors shall be staggered as stated on Appendix D, with all subsequent terms for elected Directors to be for a period of three years.  The Board shall adopt nomination, reporting and other election procedures and policies for the Company in its sole discretion and which may be amended or modified by the Board in its sole discretion.

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(d) Number.  The board shall consist of not less than seven (7) Directors elected by Members, as determined by the Board from time to time.  Seven (7) of the Directors serving on the Board shall always be elected by the Class A Members and any designations for the Directors elected by the Class A Members shall be approved solely by the Class A Members taking action in the same manner as provided for electing or removing Directors under Section 4.5(d).  Between zero (0) and five (5) Directors shall represent the Class B Members as determined by the Board from time to time, provided that no reduction in the number of Directors shall shorten the term of a director previously elected.  The Directors representing the Class B Members may (as determined by the Board):  (1) be appointed by the Board; or (2) be appointed or elected by the Class B Members.  The Board shall have the power to divide the Class B Units into two or more subclasses, and allocate the right to elect or appoint Directors among the Class B Members on the basis of the subclasses.  Members holding any Units of any Other Class shall have the right to elect or appoint Directors as provided in the designations governing the Class.

(e) Independent Non-Competitive Activities.  A Director is only required to devote the time to the affairs of the Company as are necessary to govern the business and affairs of the Company in accordance with this Agreement, and shall be free to serve any other Business Entity or enterprise in any capacity that the Director deems appropriate in his or her discretion, provided that the other Business Entity or enterprise or one of their Affiliates is not a competitor of the Company or one of the Company’s Affiliates as determined by the Board.

(f) Resignation.  A Director may resign at any time.  The resignation must be made in writing and shall take effect at the time specified in the written resignation or, if a time is not specified then at the time of its receipt by the Chair or the Secretary of the Company.  The acceptance of a resignation is not necessary to make it effective, unless expressly provided in the written resignation.

(g) Removal.  A Director elected by Members may be removed for any reason at any special meeting of Members by the affirmative vote of the majority of the voting power of the Class of Members who elected the Director. A Director appointed by the Board may be removed by the affirmative vote of two-thirds (2/3) of the Directors excluding the Director to be removed.  A Director appointed by one or more Members pursuant to a Class designation may be removed at any time by the appointing Member or Members or as otherwise provided in the Class designation.  A Director elected or appointed by the Members may be removed at any special meeting of the Board by the affirmative vote of three-fourths (3/4) the Directors who are not subject to removal for an act or failure to act in a manner that constitutes any of the following: (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Director or officer has a material conflict of interest; (2) a violation of criminal law, unless the Board determines the Director had reasonable cause to believe that the Director’s or officer’s conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Director derived an improper personal profit; or (4) willful misconduct.  The notice of the meeting shall state that the removal will be discussed and acted upon at the meeting, and must also be provided to the Director in question at least 10 days in advance of the meeting.  The Director in question has a right to be heard at the meeting.

(h) Vacancies.  A vacancy occurring on the Board (whether by reason of an increase in the number of Directors or by reason of a vacancy in an existing Director seat) may be filled by appointment through an affirmative vote of a majority of the remaining Directors, though less than a Quorum.  A Director appointed by the Board to fill a vacancy for an elected Director shall serve until a successor is elected and qualified at the next annual or special meeting of the Members held for the purpose of electing Directors.  At the next annual meeting or special meeting of the Members called for the purpose of electing a Director, the Members shall elect a Director to fill the unexpired term of the vacant Director’s position.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

Section 5.4.   Board Meetings.

(a) Meetings.  Regular meetings of the Board shall be held from time to time as determined by the Board.  Special meetings of the Board shall be held upon the call of the Chair or three (3) or more Directors.  Board meetings shall be held at the principal office of the Company or at another place, either within or without the State of Delaware, as designated by the person calling the meeting and stated in the notice of the meeting or a duly executed waiver of notice of the meeting.  Directors may participate in a Board meeting by means of video or audio conferencing or similar communications equipment whereby all Directors participating in the meeting can hear each other.

(b) Notice.  Notice of each meeting of the Board, stating the place, day and hour of the meeting, shall be given to each Director at least three (3) days before the day on which the meeting is to be held.  The notice may be given orally, in writing, by facsimile transmission, by electronic mail or by any other form or means of communication that provides reasonable assurances of effective communication.  Except as expressly required in this Agreement, the notice or waiver of notice of any special or regular meeting of the Board does not need to specify the business to be transacted or the purpose of the meeting.

(c) Waiver.  Whenever a notice is required to be given to a Director under the provisions of this Agreement, a waiver of the notice in writing signed by the Director, whether before or after the meeting time stated in the notice, shall be deemed equivalent to the giving of the notice.  Attendance of a Director at a meeting of the Board constitutes a waiver of notice of the meeting by the Director, except where the Director attends a meeting for the express purpose of stating his or her objection to the transaction of any business because the meeting is not lawfully called or convened.

(d) Quorum.  One-half of the Directors in office (provided that at least one-half of the Directors present have been elected by the Class A Members) constitute a Quorum necessary for the transaction of business at any regular or special meeting of the Board.  If less than a Quorum is present, those Directors present may adjourn the meeting from time to time until a Quorum shall be present.

(e) Voting and Act of the Board.  Each Director has one (1) vote, without regard to the Class or Class of Members that elected or appointed the Director, unless otherwise provided in a Class designation.  The Board shall take action by the affirmative vote of a majority of the Directors present at a duly held meeting at which a Quorum is present.  Provided that a Quorum is present, there is no requirement that any action of the Board be approved by Directors elected or appointed by a certain Class of Members, unless otherwise provided in a Class designation.

(f) Action Without a Meeting.  An action required or permitted to be taken at a meeting of the Board may be taken by written action signed by the Directors with a majority of the voting power of the Directors comprising the Board, unless this Agreement prescribes a greater Director approval for the action to be taken.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

(g) Compensation.  The Board may fix the compensation, if any, of Directors.  Directors shall also be entitled to reimbursement for actual expenses incurred in attending meetings of the Board or conducting other business of the Company.

Section 5.5.   Officers.

(a) Qualification; Election.  Officers of the Board, and the CEO must be natural persons, and shall be elected or appointed by the Board.  The officers of the Company shall consist of the following persons:

(1) officers of the Board, elected on an annual basis, who shall consist of a Chair and a Vice Chair, who must be Directors, and a Secretary who need not be a Director and may be appointed by the Board;

(2) the CEO who shall be appointed by the Board; and

(3) a chief financial officer for the Company and other officers and assistant officers of the Company, who shall be appointed by the CEO.

(b) Bonds and Insurance.  The Board may require all officers, agents and employees charged by this Company with responsibility for the custody of its funds or property to give bonds.  Bonds shall be furnished by a responsible bonding company and approved by the Board, and the cost shall be paid by the Company.  The Board shall cause the Company to provide for insurance of the property of the Company, or property which may be in the possession of the Company and not otherwise adequately insured by the owner of the property.  In addition, the Board shall cause the Company to provide for insurance covering liability of the Company to all employees and the public, in a commercially reasonable amount as is customary for businesses similar to the Company.

(c) Term of Office.  An officer appointed by the Board other than the CEO shall hold office for a term of one year and until a successor is duly elected or appointed, unless prior to the end of the term the officer has resigned, deceased or has been removed from office.

(d) Removal and Vacancies.  Any officer elected or appointed by the Board may be removed, with or without cause, at any time by a resolution of the Board; provided that the removal is subject to the termination procedures of any written employment agreement with the Company.  A vacancy in an office of the Board or the CEO shall be filled by a resolution of the Board.  The CEO may remove any officer appointed by the CEO.  An officer may resign at any time by giving written notice to the Company.  The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

(e) Chief Executive Officer.  The CEO shall have direct and general charge and supervision of all business and administrative operations of the Company and all other duties, responsibilities, authorities and privileges as are set forth in the CEO’s employment agreement, if any, as amended from time to time, in addition to those duties, responsibilities, authorities and privileges as are delegated to the CEO by the Board by resolution, or that a CEO of a Delaware corporation would have in respect of a Delaware corporation in the absence of a specific delegation of the duties, responsibilities, authorities and privileges.  The CEO may be an officer of any Business Entity in which the Company owns an interest.  The CEO shall also perform other duties that may be assigned by the Board to the extent consistent with this Agreement and the CEO’s employment agreement, if any, as amended from time to time.

(f) Duties of Other Officers.  Unless provided otherwise by a resolution adopted by the Board, the officers of the Company, other than the CEO, shall have the duties as are customarily associated with their respective offices and shall perform other duties as may from time to time be prescribed by any officer to whom the officer reports.

(g) Delegation.  Unless prohibited by a resolution of the Board, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of the person’s management position to other persons.  An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

Section 5.6.   Liability And Indemnification Of Directors And Officers.

(a) Liability Limitation.  A Director or officer of the Company is not personally liable to the Company or its Members for monetary damages for a breach of fiduciary duty by the Director or officer; provided that this provision does not eliminate or limit the liability of a Director or officer for an act or failure to act in a manner that constitutes any of the following: (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Director or officer has a material conflict of interest; (2) a violation of criminal law, unless the Director had reasonable cause to believe that the Director’s or officer’s conduct was lawful and had no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Director derived an improper personal benefit or profit; or (4) willful misconduct.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

(b) Indemnification.  To the fullest extent permitted or required by law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, defend, save harmless, and pay all judgments and claims against, and reasonable expenses of, each present and former Director or officer relating to any liability or damage or reasonable expenses incurred with respect to a proceeding if the Director or officer (or former Director or officer) was a party to the proceeding as a result of or in connection with (1) his or her capacity as a Director or officer of the Company (which reasonable expenses including reasonable attorneys’ fees may be paid as incurred); or (2) his or her service of any other Person at the request of the Company. Notwithstanding the foregoing provisions, the Company shall not indemnify, defend, save harmless, or pay any portion of any judgments or claims against, or any expenses of, a Director or officer (or former Director or officer) under the foregoing provisions where the judgments and claims or proceedings arise out of or are related to an act or failure to act of the Director or officer in a manner that constitutes any of the following:  (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Director or officer has a material conflict of interest; (2) a violation of criminal law, unless the Director or officer had reasonable cause to believe that the Director’s conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Director or officer derived an improper personal profit; or (4) willful misconduct.

(c) Insurance.  The Company may purchase and maintain insurance on behalf of a person in the person’s official capacity against any liability or expense asserted against or incurred by the person in or arising from that capacity, whether or not the Company would be required to indemnify the person against the liability.

Section 5.7.   Contracts With Directors Or Their Affiliates.

(a) Material Financial Interest in Contracts or Transactions.  A contract or transaction between the Company or an Affiliate of the Company and a Director or the Director’s Affiliate or between the Company and the Company’s Affiliate and any other entity in which a Director or the Director’s Affiliate has a material financial interest, is not void or voidable and does not require the Director to account to the Company and hold as trustee for the Company any profit or benefit derived from the contract or transaction solely for this reason, or solely because the Director is present at or participates in the Board meeting at which the contract or transaction is authorized, if: (1) the material facts of the Director’s material financial interest are disclosed to the Board; and (2) the contract or transaction is authorized or approved by two-thirds of all of the disinterested Directors.  The presence of the interested Director may be counted in determining the presence of a Quorum at the meeting at which the contract or transaction is authorized but the interested Director’s presence or vote may not be counted in determining the authorization or approval of the contract or transaction by the necessary two-thirds quantum of consent.

(b) Cattle Delivery Contracts.  A contract or transaction involving the sale or delivery of cattle, between the Company and a Director or the Director’s Affiliate or between the Company and any other entity in which a Director or the Director’s Affiliate has a material financial interest, is not void or voidable and does not require the Director to account to the Company and hold as trustee for the Company any profit or benefit derived from the contract or transaction solely for this reason, or solely because the Director is present at or participates in the Board meeting at which or pursuant to which the contract or transaction is authorized or approved, notwithstanding the fact that the standard of Section 5.7(a) was not met, provided that the terms of the contract or transaction are or were no less favorable to the Company than could be or could have been obtained between disinterested parties negotiating at an arms-length basis at the time the contract or transaction was entered into (and without the benefit of hindsight).

ARTICLE 6.
AMENDMENTS.

Section 6.1.   Amendments.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

(a) Procedure For Amendments.  Other than amendments by the Board under Section 6.1(b), amendments to this Agreement shall be proposed solely by the Board and approved by the Members.  Following the Board’s approval of any proposed amendment, the Board shall submit to the Members a verbatim statement of the proposed amendment, providing that counsel for the Company has approved of the amendment in writing as to form.  The Board shall include in any submission to the Members a recommendation as to the proposed amendment. The Board shall seek the approval of the Members on the proposed amendment by consent (written or electronic affirmation as determined by the Board) of the required number of Members or shall call a meeting of the Members to vote on the proposed amendment and to transact any other business deemed appropriate. A proposed amendment is adopted and is effective as an amendment of this Agreement if the amendment is approved by Members of each Class entitled to vote on the amendment.  The Board shall incorporate any amendment as a restated Agreement effective as of the effective date of the amendment.

(b) Amendments By Board.  This Agreement may be amended by the Board, without Member approval, to the extent provided in: Section 2.4 for the Principal Place of Business; Section 2.6(c) for the Agent for Service of Process; Section 3.2(a), 3.2(b) and Section 3.2(c) for designations of Classes and issuance of Units; Section 3.6 as to Class designations under Section 3.2(a) and Appendix E; Section 3.8(g) for the Unit Transfer Policy; Section 5.3 as to the change in Directors and Section 7.2 as to liquidating Distributions conforming to Class designations under Section 3.2(a) and Appendix E; which includes the authority of the Board to amend Appendices A, B, C, D, and E without Member approval.

(c) Amendments Of Sections By Specified Percentage.  A provision of this Agreement that requires the approval or consent of a specified percentage or number in interest of the Members or any Class of Members may not be amended without the affirmative vote of Members holding at least the specified percentage or number of voting rights of all of the Members or of the specified Class.

(d) Amendment Of This Section.  This Section shall not be amended without the approval or consent of at least two-thirds (2/3) of the voting power of Members holding each Class of Units.

ARTICLE 7.
DISSOLUTION AND WINDING UP

Section 7.1.   Dissolution Commencement.

(a) Dissolution Event.  The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of either of the following (each a “Dissolution Event”):  (1) the affirmative vote of the Board and a majority of the voting power of each class of Members to dissolve, wind up, and liquidate the Company; or (2) the entry of a decree of judicial dissolution pursuant to the Act.

(b) No Dissolution Prior To Dissolution Event.  The Members agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

Section 7.2.   Winding Up.

Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors, Unitholders and Members, and no Unitholder or Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Unitholders and Members until the time as the Property has been distributed pursuant to this Section and the Certificate of Formation has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator appointed under Section 7.6 shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale of the Property, to be applied and distributed, to the maximum extent permitted by law, in the following order (subject to any priority Distributions applicable to Units of any specific Class or Classes and Appendix E):

(1) first, to creditors (including Directors, Members, and Unitholders and Affiliates of Unitholders and Members, who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s debts, obligations and liabilities (whether by payment or making of reasonable provision for payment of the liabilities), other than debts, obligations and liabilities for which reasonable provision for payment has been made and those described in Section 7.2(2);

(2) second, the excess of the amounts paid in Section 7.2(1) above, to each holder of Patronage Notices in the amount of the Company’s remaining obligation with respect to the holder’s Patronage Notices on the books of the Company, as adjusted from time to time, or if the excess is inadequate to pay the Company’s total  remaining obligation, then, the excess in proportion to each holder’s share of the Company’s remaining obligation; and

(3) third, the excess of the amounts paid in Sections 7.2(1) and 7.2(2) above, subject to any priorities in the designation of Unit Classes, to the Unitholders in accordance with the positive balance in their Capital Accounts after giving effect to all Capital Contributions, Distributions and allocations for all periods.

Section 7.3.   Rights Of Unitholders.

Except as otherwise provided in this Agreement, in winding up under Section 7.2 each Unitholder shall look solely to the Property of the Company for any Distribution and has no right or power to demand or receive Property other than cash from the Company.  If the assets of the Company remaining after payment or discharge of the debts, obligations and liabilities of the Company are insufficient to return the Capital Contributions, the Unitholders shall have no recourse against the Company or any other Unitholder or Unitholders.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

Section 7.4.   Notice Of Dissolution.

(a) Notice to Unitholders and Claimants.  Within thirty (30) days after the occurrence of a Dissolution Event, the Board shall provide written notice of the Dissolution Event to each of the Members and any Unitholders who are not Members and the Board may notify its known claimants and/or publish notice as further provided in the Act.

(b) Certificate of Cancellation.  Upon completion of the distribution of the Company’s Property as provided in this Article 7, the Company shall be terminated, and the Liquidator shall cause the filing of a Certificate of Cancellation in accordance with the Act and shall take all other actions as may be necessary to terminate the Company.

Section 7.5.   Allocations During Period Of Liquidation.

During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unitholders pursuant to Section 7.2 (the “Liquidation Period”), the Unitholders shall continue to share Profits, Losses, gain, loss, and other items of Company income, gain, loss or deduction in the manner provided in Article 3 and Appendix E.

Section 7.6.   The Liquidator.

(a) Definition.  The “Liquidator” shall mean a Person appointed by the Board to oversee the liquidation of the Company.  The Liquidator may be the Board or a committee of three or more Directors appointed by the Board.

(b) Fees.  The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article 7 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

(c) Indemnification.  The Company shall indemnify, save harmless, and pay all judgments and claims against the Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any act or omission, which attorneys’ fees may be paid as incurred, except to the extent the liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

Section 7.7.   Form Of Liquidating Distributions.

For purposes of making Distributions required by Section 7.2, the Liquidator may determine whether to distribute all or any portion of the Property in kind or to sell all or any portion of the Property and distribute the proceeds from the sale.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

ARTICLE 8.
MISCELLANEOUS

Section 8.1.   Notices.

A notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing, facsimile or electronic communication, as determined by the Board, and shall be deemed to have been delivered, given, and received for all purposes: (1) if delivered personally to the Person or to an officer of the Business Entity to whom the same is directed; or (2) when the same is actually delivered to the recipient’s address on record with the Company.  Notices, payments and demands shall be transmitted or sent: (1) if to the Company, to the address determined pursuant to Section 2.4; and (2) if to the Unitholders or Members, to the address of the Unitholder or Member on record with the Company.

Section 8.2.   Binding Effect.

Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and Unitholders and their respective successors, transferees, and assigns, without the necessity of physical execution of this Agreement.

Section 8.3.   Construction.

Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member or Unitholder.

Section 8.4.   Time.

In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

Section 8.5.   Headings.

Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

Section 8.6.   Severability.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

Every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, the illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. Notwithstanding the foregoing, if the illegality or invalidity would be to cause the Members to lose the material benefit of their economic bargain, then the Members agree to negotiate in good faith to amend this Agreement in order to restore the lost material benefit.

Section 8.7.   Incorporation By Reference.

Every exhibit, schedule, and other appendix attached to this Agreement and referred to in this Agreement is not incorporated in this Agreement by reference unless this Agreement expressly provides that the exhibit, schedule or appendix is to be incorporated as part of this Agreement.

Section 8.8.   Variation Of Terms.

All terms and any variations of the terms shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the term may require.

Section 8.9.   Governing Law.

The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising under this Agreement.

Section 8.10. Specific Performance.

Each Member and Unitholder agrees that the other Members and Unitholders would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy. Accordingly, it is agreed that, in addition to any other remedy to which the Company on behalf of the nonbreaching Members may be entitled, at law or in equity, the Company on behalf of the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction.

Section 8.11. Consent To Jurisdiction.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT

All actions, suits or proceedings arising out of or based upon this Agreement or the subject matter of this Agreement if brought by a person other than the Company shall be brought and maintained exclusively in the federal courts located in the State of Missouri, provided that upon determination by the Board of Directors, the Company has the right to bring, maintain, or remove any action, suit, or proceeding arising out of or based on this Agreement or the subject matter of this Agreement to any state or federal court located in the State of Delaware.  Each of the Unitholders and Members: (1) shall irrevocably be subject to the jurisdiction of the federal courts located in the State of Missouri (or Delaware as applicable) for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter of this Agreement; and (2) waives to the extent not prohibited by applicable law, and shall not be entitled to assert, by way of motion, as a defense or otherwise, in any action, suit or proceeding, any claim that he, she, or it is not subject personally to the jurisdiction of one of the above-named courts, that he, she, or it is immune from extraterritorial injunctive relief or other injunctive relief, that he, she, or its property is exempt or immune from attachment or execution, that any action, suit or proceeding may not be brought or maintained in one of the above-named courts should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter of this Agreement may not be enforced in or by any one of the above-named courts.  Each Unitholder, Member, or other party to this Agreement shall be subject to service of process in any suit, action or proceeding in any manner permitted by the laws of the State of Missouri (or Delaware as applicable), shall be subject to service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to this Agreement on the records of the Company (on grounds that it is reasonably calculated to give actual notice) and waives and shall not be entitled to assert by way of motion, as a defense or otherwise, in any action, suit or proceeding any claim that service of process made in accordance with this Agreement does not constitute good and sufficient service of process.  The provisions of this Section shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal courts located in the states of Missouri or Delaware.

Section 8.12. Waiver Of Jury Trial.

To the extent not prohibited by applicable law which cannot be waived, the Company and each of the Unitholders and Members waive and shall not be entitled to assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue, claim, demand, action or cause of action arising out of or based upon this Agreement or the subject matter of this Agreement, whether now existing or arising later and whether sounding in tort or contract or otherwise.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX A

Appendix A

PRINCIPAL PLACE OF BUSINESS
OF
U.S. PREMIUM BEEF, LLC

The principal place of business of U.S. Premium Beef, LLC is 12200 North Ambassador Drive, Suite 501, Kansas City, Missouri 64163 and other places as determined by the Board of Directors of U.S. Premium Beef, LLC.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX B

Appendix B

AGENT FOR SERVICE
OF PROCESS
OF
U.S. PREMIUM BEEF, LLC

The name and address of the agent for service of process on U.S. Premium Beef, LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX C

Appendix C

UNIT TRANSFER POLICY
OF
U.S. PREMIUM BEEF, LLC

Article I

Definitions, Applicability, Intent of Policy

SECTION 1.1.  DEFINITIONS

Except as otherwise provided herein, the definitions of the Limited Liability Company Agreement (the “Agreement”) of U.S. Premium Beef, LLC (the “Company”) and Appendix E of the Agreement apply to this Unit Transfer Policy (the “Policy”).

SECTION 1.2.  APPLICABILITY

This Policy, the Company’s Securities Trading Policy for Associated Persons, and Section 3.8 of the Agreement and the other applicable provisions of the Agreement apply to all trading and Transfers of Units of the Company.

SECTION 1.3.  INTENT OF POLICY

It is the intent of this Policy, as it relates to any trading or Transfers of the Company’s Units, to:

(a)                in addition to private sales, allow trading of the Units through a qualified matching service;

(b)               provide for orderly trading of the Units;

(c)                prevent market manipulation of Unit trading or pricing;

(d)               preserve the tax status of the Company so the status is the same as for a partnership; and

(e)                preserve the Company’s partnership tax status by complying with Regulations, Section 1.7704-1, et seq., and any amendments.

Article II
Conditional and Non-Conditional Transfers of Units

SECTION 2.1.  DEFINITIONS OF CONDITIONAL AND NON-CONDITIONAL SALES

            For purposes of the Policy, the definitions in this Section 2.1 apply:

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX C

 “Class B Participant” means a party that is not a member or an Associate of the Company but has received approval from the Company, subject to the Company’s right to withdraw its approval at any time, to use the qualified matching service to buy or sell Class B Units, subject to the terms of this Policy and the Trading Service Operations Manual of the QMS, as defined below, used by the Company.

             “Conditional Sales” are sales that are not made on an arm’s length basis between a willing buyer and a willing seller.  Historically, conditional sales have been sales substantially below general trading prices between family members, among business associates, to settle estates, and similar transactions.

             “Non-Conditional Sales” are sales agreed to through the QMS or privately where the buyer and seller have negotiated or determined a fair market price for the Units to be transferred.

The Company will, in its sole discretion, determine whether a sale is Conditional or Non-Conditional.

SECTION 2.2.  ENGAGEMENT OF QUALIFIED MATCHING SERVICE

The Company will engage a qualified matching service (“QMS”) to facilitate buyers and sellers reaching agreement in the sales of the Units.  All parties wishing to use the QMS to buy or sell Units must first receive logon information from the Company.  All parties to Non-Conditional Sales will be required to use the QMS for escrow and closing services, including private Non-Conditional Sales.  All sellers in Non-Conditional Sales will be required to pay the transaction fees designated by the QMS.

SECTION 2.3.  BOARD OF DIRECTORS AUTHORITY TO DETERMINE STATUS OF SALE

If there is a question as to whether a sale is a Conditional Sale or a Non-Conditional Sale, the Board of Directors or its designee will make the determination based on the circumstances of the transaction, which will be final and conclusive as to whether the sale is a Conditional Sale or a Non-Conditional Sale.

SECTION 2.4.  REGISTRATION WITH THE QMS

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In order to access the QMS website to participate in the matching process facilitated by the QMS to buy or sell Units, subject to the provisions of this Policy, Unitholders, Associates, and Class B Participants must request and receive non-transferable logon information from the Company and comply with the rules and procedures established by the QMS.  The Company may deny a request for logon information for any reason.  The receipt of logon information from the Company does not provide any benefits other than the right to use the QMS website.  The transfer of Units through any matching (buy or sell) transactions facilitated by the QMS are subject to this Policy and will not be finalized without approval of the Company’s Board of Directors as set forth in Section 2.5 of this Policy.  All participation in and use of the QMS is subject to the policies of the QMS.  Access to the QMS website or services may be terminated by USPB at any time without notice.  The intent of the QMS is for buyers and sellers to be matched on a price for the Units to be sold.  The QMS and the Company may conduct preliminary screening of eligible buyers but a conclusive test of eligible buyers will not be completed until the transfer of Units is evaluated.  To be eligible to receive logon information to access the QMS to submit offers to purchase Class A Units, an applicant must be a Unitholder or an Associate of the Company.  To be eligible to receive logon information to access the QMS to submit offers to purchase Class B Units, an applicant must be a Unitholder, Associate, or Class B Participant of the Company.  An application to become an Associate or a Class B Participant can be obtained from the Company.  Purchasers of Class A Units must meet the requirements of the Company’s Agreement and execute a Cattle Delivery Agreement with the Company as provided in Section 4.4 of the Agreement.

SECTION 2.5.  FINALIZATION OF TRANSFER

The transfer of Units under Conditional Sales and Non-Conditional Sales will not be complete until:

(a)                the transfer rules set forth in Article III of this Policy are met and the Company’s Board of Directors approves the transfer of the Units to an eligible Unitholder, Associate or Class B Participant;

(b)               the buyer and seller have completed the Conveyance Documents described in Section 3.3(b) of this Policy as evidenced by copies provided to USPB and, for an Associate purchasing Class A Units, an executed Cattle Delivery Agreement has been delivered by the Associate to the Company; and

(c)                for all (1) Non-Conditional Sales that use the QMS to facilitate the sale process and (2) all Non-Conditional Sales that were privately negotiated, the seller and buyer have met the applicable conditions of the QMS, including those provided in any operations manual provided by the QMS.

SECTION 2.6.  SUSPENSION OF UNIT TRADING

The Board of Directors reserves the right to suspend at any time without notice:  (1) the QMS; (2) access to the QMS website or services; and (3) the trading and transfer of Units.  Sales for which the transactions have started, but have not been approved by the Board of Directors, will be terminated as of the date of any applicable suspension described above, unless otherwise determined by the Board of Directors.

Article III

General Transfer Rules

Section 3.1      Complete Prohibition On Certain Transfers Of Units

Notwithstanding any other provisions of this Policy, the following Transfers will be prohibited and the Board of Directors will have no authority to approve any of the following Transfers:

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX C

(a)                a Transfer in violation of the Securities Act or any state securities or blue sky laws applicable to the Company or the Interest to be transferred including any waiting periods or restrictions applicable to Units issued in a private placement;

(b)               a Transfer that would cause the Company to be considered a publicly traded partnership under Section 7704(b) of the Code;

(c)                a Transfer that would cause the Company to lose its status as a partnership for federal income tax purposes; or

(d)               a Transfer that would cause a termination of the Company for federal income tax purposes.

Section 3.2.     Class A And Class B Units May Be Transferred Separately

Subject to the terms of the Policy and Section 3.2(b) of the Agreement, a Class A Unit may be Transferred separately from a Class B Unit and a Class B Unit may be transferred separately from a Class A Unit.

Section 3.3.     Conditions To Permitted Transfers

(a)                Requirement.  A Transfer shall not be treated as a Permitted Transfer unless and until the conditions in this Policy are satisfied.

(b)               Conveyance Documents.  Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company documents and instruments of conveyance as may be necessary or appropriate in the opinion of legal counsel to the Company to effect the Transfer and execute and deliver to the QMS any documents and instruments of conveyance as may be required by the QMS. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of the Transfer, in form and substance satisfactory to legal counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with the Transfer.

(c)                Tax Information.  The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. In addition, the transferee must consent to the use of the method and convention of allocating Profits and Losses for the year of the transfer that is specified in this Policy.  Without limiting the generality of the foregoing, the Company shall not be required to make any Distribution otherwise provided for in the Agreement with respect to any Transferred Units until it has received this information.

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(d)               Securities Compliance  Except in the case of a Transfer of Units involuntarily by operation of law, either (1) the Units are registered under the Securities Act, and any applicable state securities laws, or (2) if requested by the Board of Directors in its discretion, the transferor provides an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Directors, to the effect that the Transfer is exempt from all applicable registration requirements and that the Transfer will not violate any applicable laws regulating the Transfer of securities.

(e)                Does Not Cause Company To Be Investment Company.  Except in the case of a Transfer of Units involuntarily by operation of law, if requested by the Board of Directors in its sole discretion, the transferor shall provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Directors, to the effect that the Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(f)                Does Not Cause Company To Be Publicly Traded Partnership.  Except in the case of a Transfer of Units involuntarily by operation of law, if requested by the Board of Directors in its discretion, the transferor shall provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Directors, to the effect that such Transfer will not cause the Company to be deemed to be a “publicly-traded limited partnership” under applicable provisions of the Code.

(g)               Transferee Is Not A Competitor Of The Company.  Except in the case of a Transfer of Units involuntarily by operation of law, the Board of Directors must determine (in its sole discretion) that the transferee is not a competitor of the Company or the Company’s Affiliates, or an Affiliate of a competitor of the Company or a Person who as a Unitholder or Member would or may be detrimental to the interests of the Company.  The Unitholder and proposed transferee shall submit information requested by the Board of Directors to make the determination.

(h)               Tax Status Compliance.  Unless otherwise approved by the Board of Directors, a Transfer of Units shall not be made except upon terms which would not, in the opinion of legal counsel chosen by and mutually acceptable to the Board of Directors and the transferor, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company.  In determining whether a particular proposed Transfer will result in a termination of the Company, legal counsel to the Company shall take into account the existence of prior written commitments to Transfer and the commitments shall always be given precedence over subsequent proposed Transfers.

(i)                 Suspension Of Transfers After Dissolution Event.  No notice or request initiating the procedures contemplated by this Section may be given by Unitholder after a Dissolution Event has occurred.

(j)                 Board of Directors May Waive Conditions.  Subject to Section 2.1 of this Policy, the Board of Directors shall have the authority to waive any legal opinion or other condition required in this Section.

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Section 3.4.     Distributions And Allocations In Respect To Transferred Units

If any Units are Transferred in compliance with the Transfer Restrictions, then Profits, Losses, each item thereof, and all other items attributable to the Transferred Units shall be divided and allocated between the transferor and the transferee by taking into account their varying Percentage Interests in accordance with Code Section 706(d), by allocating to the transferor all such items attributable to any preceding quarter of the Company’s tax year, and by allocating such items attributable to the quarter in which such Transfer occurs between the transferor and transferee by dividing: (1) the number of days in the quarter during which the Transferred Units were held by the person (treating the date of transfer as a day held by the transferee); (2) by the total number of days in such quarter. For purposes of this Section 3.4, a Transfer shall be deemed to have occurred on the date determined by the Board in the approval resolution, if a date is not determined by the Board, then:  (1) for a Conditional or a Non-Conditional Transfer, as determined by the Board, occurring outside of a qualified matching service the Transfer shall be deemed to have occurred on the fifth business day after the date the Transfer is approved by the Board; and (2) for a Non-Conditional Transfer occurring through the use of a qualified matching service, the Transfer shall be deemed to have occurred on the fifth business day after the latter of:  (i) the date of the Board approval of the Transfer; or (ii) 45 days after the date the offer to sell was posted to the qualified matching service.  Except as otherwise provided in the following sentence, all distributions occurring (or deemed to occur) before the date of such Transfer shall be made to the transferor, and all distributions occurring (or deemed to occur) on the date of such Transfer or thereafter shall be made to the transferee. Notwithstanding the preceding sentence, distributions denominated by the Board as “tax distributions” shall be divided and distributed between the transferor and transferee by dividing: (1) the number of days in the period to which the tax distribution relates during which the Transferred Units were held by that person (treating the date of transfer as a day held by the transferee); (2) by the total number of days in such period.  No liability shall be imposed on the Company or any other person for making allocations and distributions in accordance with the provisions of this Section 3.4, whether or not the Company or any Member, Director or employee has knowledge of any Transfer of ownership of any Units.  The Unitholders acknowledge that the method and convention designated herein constitutes an “agreement among the partners” within the meaning of Regulations, Section 1.706-1.

Section 3.5.     Other Rules Regarding Transfers

(a)                Market Of Units Not Made.  Other than utilization of the QMS, a Unitholder may not: (1) make a market in Units; (2) Transfer its Units on an established securities market, a secondary market (or the substantial equivalent of those markets) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published); and (3) in the event the Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent of a secondary market, Transfer any Units through a matching service that is not approved in advance by the Company.  A Unitholder may not Transfer any Units to any Person unless the Person agrees to be bound by the Transfer Restrictions and to Transfer the Units only to Persons who agree to be similarly bound.

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(b)               Units Acquired For Unitholder’s Account.  The acquisition of Units by a Unitholder shall be deemed to be a representation and warranty to the Company and the other Unitholders, that the Unitholder’s acquisition of Units is made as principal for the Unitholder’s own account and not for resale or distribution of the Units to others in violation of securities laws as determined by the Company and its legal counsel.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX D

Appendix D

BOARD OF DIRECTORS
OF
U.S. PREMIUM BEEF, LLC

Director	Term Expires	Position
Mark Gardiner	2013	Chair
Duane Ramsey	2012	Vice Chair
Joe Morgan	2013	Secretary
Jerald Bohn	2012
Doug Laue	2013
Rex McCloy	2011
Jeff Sternberger	2011

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX E

APPENDIX E

ALLOCATIONS, DISTRIBUTIONS, TAX MATTERS,
AND ACCOUNTING

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ALLOCATIONS, DISTRIBUTIONS, TAX MATTERS,
AND ACCOUNTING

The Sections in this Appendix E relate to allocations, distributions, tax matters, accounting, dissolution and other related matters.  The numbering of the Sections is not sequential but the Sections are numbered to reflect the numbering conventions of certain forms.

ARTICLE I.
THE COMPANY

Section 1.10. Definitions.

The definitions in this section (and the definitions in Section 1.2 of the Agreement) apply to this Appendix E.  References to Articles and Sections refer to Articles and Sections in this Appendix E unless the context implies or it is stated otherwise.

“Adjusted Capital Account Deficit” means, with respect to any Unitholder, the deficit balance, if any, in the Unitholder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) Credit to the Capital Account any amounts which the Unitholder is deemed to be obligated to restore pursuant to the next to the last sentences in Regulations, Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to the Capital Account the items described in Regulations, Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition is intended to comply and shall be interpreted consistently with the provisions of Regulations, Section 1.704-1(b)(2)(ii)(d).

“Capital Account” means the capital account maintained for each Unitholder in accordance with Section 2.4.

“Capital Contributions” means, with respect to any Unitholder, the amount of cash, property, services rendered, or a promissory note or other obligation to contribute cash or property or to perform services contributed to the Company with respect to the Units in the Company held or purchased by the Unitholder.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Regulations, Sections 1.704-2(b)(2) and 1.704-2(d).

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“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for the Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the Fiscal Year, Depreciation shall be an amount which bears the same ratio to the beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for the Fiscal Year bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of the Fiscal Year is zero, Depreciation shall be determined with reference to the beginning Gross Asset Value using any reasonable method selected by the Board.

“Fiscal Year” means, subject to a change in Fiscal Year pursuant to Section 8.1(b), the fiscal year of the Company, which shall be the Company’s taxable year as determined under Regulations, Section 1.441-1 or Section 1.441-2 and the Regulations under Section 706 of the Code or, if the context requires, any portion of a fiscal year for which an allocation of Profits, Losses or other allocation items or a Distribution is to be made; provided that the Board may designate a different fiscal year for GAAP reporting purposes but that designation shall not affect the taxable year of the Company or the provisions of this Agreement relating to Capital Accounts, allocations of Profits, Losses or other allocation items, or Distributions.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Unitholder to the Company shall be the gross fair market value of such asset, as determined by the Board, provided that Property owned by the Company immediately after the effective time of the Restructuring shall be deemed to have been accepted by the Company as a Capital Contribution of Property having an aggregate gross fair market value, net of minority interest and marketability discounts to be determined by appraisal to be obtained by the Cooperative and approved by the Board shortly before the Restructuring;

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as determined by the Board as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution; (ii) the Distribution by the Company to a Unitholder of more than a de minimis amount of Company property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g); and (iv) other times as the Regulations may permit; provided that an adjustment described in clauses (i), (ii), and (iv) of this subparagraph shall be made only if the Board determines that such adjustment is necessary to reflect the relative economic interests of the Unitholders in the Company;

(c) The Gross Asset Value of any item of Company assets distributed to any Unitholder shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of Distribution as determined by the Board; and

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(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations, Section 1.704-1(b)(2)(iv)(m) and subparagraph (d) of the definition of “Profits” and “Losses” or Section 3.3(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b) or (d), the Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits, Losses and other allocation items.

“Liquidation Period” has the meaning set forth in Section 7.5 of the Agreement.

“Liquidation Provisions” means the provisions of Article XII of this Appendix E and Article 7 of the Agreement.

“Liquidator” has the meaning set forth in Section 7.6 of the Agreement.

“Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

“Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debts, obligations and liabilities of the Company, including Patronage Notices, capital improvements, replacements, and contingencies, all as reasonably determined by the Board. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

“Nonrecourse Deductions” has the meaning set forth in Regulations, Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning in Regulations, Section 1.704-2(b)(3).

“Profits” and “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for the Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to the taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations, Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from the taxable income or loss;

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(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses;

(d) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of the Property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations, Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Unitholder’s interest in the Company, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as the regulations are amended from time to time.

“Regulatory Allocations” has the meaning set forth in Section 3.4.

“Unitholder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Regulations, Section 1.704-2(b)(4).

“Unitholder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unitholder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unitholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations, Section 1.704-2(i)(3).

“Unitholder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Regulations, Sections 1.704-2(i)(1) and 1.704-2(i)(2).

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ARTICLE II.
CAPITAL AND INTERESTS

Section 2.4.   Capital Accounts.

A Capital Account shall be maintained for each Unitholder in accordance with the following provisions.  To facilitate the accounting for acquisitions, ownership and transfers of more than one Class of Units by a Unitholder, each Unitholder’s Capital Account shall be subdivided into separate Capital Accounts for each Class of Units owned, and the following adjustments to Capital Accounts shall be made by reference to Units of each Class of Units owned:

(a) To each Unitholder’s Capital Account there shall be credited (i) the initial Gross Asset Value of any Property, including money contributed to the Company as a Capital Contribution with respect to the Units in the Company held by the Unitholder, (ii) the Unitholder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4, and (iii) the amount of any Company liabilities assumed by the Unitholder or which are secured by any Property distributed to the Unitholder. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Unitholder related to the maker of the note within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Unitholder until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations, Section 1.704-1(b)(2)(iv)(d)(2);

(b) To each Unitholder’s Capital Account there shall be debited (i) the Gross Asset Value of any Property including money distributed to the Unitholder pursuant to any provision of this Agreement, (ii) the Unitholder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and Section 3.4, and (iii) the amount of any liabilities of the Unitholder assumed by the Company or which are secured by any Property contributed by the Unitholder to the Company including the Unitholder’s share, determined in proportion to Class A Units issued in the Restructuring, of liabilities for which the Company is obligated immediately after the effective time of the Restructuring, including the obligation represented by Patronage Notices to the extent of their fair market value as determined by an appraisal to be obtained by the Cooperative shortly before the Restructuring;

(c) In the event Units are Transferred in accordance with the terms of Article 3 of the Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

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(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations; provided, that the amount of the liability for Patronage Notices for which the Company is obligated immediately after the effective time of the Restructuring shall be the aggregate amount by which the gain or loss recognized by the shareholders of the Cooperative in the Restructuring is adjusted to take into account the payment obligation represented by the Patronage Notices.

The foregoing provisions and the other provisions of this Agreement relating to allocation of Profits, Losses and other allocation items, nonliquidating Distributions, liquidating Distributions, and the maintenance of Capital Accounts, including and subject to Section 12.1 of this Appendix E, are intended to comply with Regulations, Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulations.  In the event the Board shall determine that it is prudent, the Board may modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unitholders), are computed in order to comply with the Regulations.  The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unitholders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations, Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause the Agreement not to comply with Regulations, Section 1.704-1(b).

ARTICLE III.
ALLOCATIONS

Section 3.1.   Profits.

After giving effect to the special allocations in Section 3.3 and Section 3.4 of this Appendix E, Profits for any Fiscal Year shall be allocated ten percent (10%) to Class A and then to Class A unitholders in proportion to Class A Units held, and ninety percent (90%) to Class B and then to Class B unitholders in proportion to Class B Units held.  The stated percentages are subject to change if the Company issues additional units pursuant to Section 3.2(c) of the Agreement.

Section 3.2.   Losses.

After giving effect to the special allocations in Section 3.3 and Section 3.4 of this Appendix E, and except as otherwise provided in Section 3.5 of this Appendix E, Losses for any Fiscal Year shall be allocated ten percent (10%) to Class A and then to Class A unitholders in proportion to Class A Units held, and ninety percent (90%) to the Class B and then to Class B unitholders in proportion to Class B Units held.  The stated percentages are subject to change if the Company issues additional units pursuant to Section 3.2(c) of the Agreement.

Section 3.3.   Special Allocations.

The following special allocations shall be made in the following order:

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX E

(a) Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Unitholder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations, Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations, Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations, Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Unitholder Minimum Gain Chargeback. Except as otherwise provided in Regulations, Section 1.704-2(i)(4), notwithstanding any other provision of this Section, if there is a net decrease in Unitholder Nonrecourse Debt Minimum Gain attributable to a Unitholder Nonrecourse Debt during any Fiscal Year, each Unitholder who has a share of the Unitholder Nonrecourse Debt Minimum Gain attributable to the Unitholder Nonrecourse Debt, determined in accordance with Regulations, Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Unitholder’s share of the net decrease in Unitholder Nonrecourse Debt, determined in accordance with Regulations, Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations, Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 3.3(b) is intended to comply and shall be interpreted consistently with the minimum gain chargeback requirement in Regulations, Section 1.704-2(i)(4).

(c) Qualified Income Offset. In the event any Unitholder unexpectedly receives any adjustments, allocations, or Distributions described in Regulations, Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to the Unitholder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Unitholder as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in this Appendix E.

(d) Gross Income Allocation.  In the event any Unitholder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Unitholder is obligated to restore pursuant to the penultimate sentences of Regulations, Sections 1.704-2(g)(1) and 1.704-2(i)(5), each Unitholder shall be specially allocated items of Company income and gain in the amount of the excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Appendix E.

(e) Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholders in the manner which Profits would be allocated under Section 3.1 determined without regard to the other provisions of this Article III.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX E

(f) Unitholder Nonrecourse Deductions. Any Unitholder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholder who bears the economic risk of loss with respect to the Unitholder Nonrecourse Debt to which such Unitholder Nonrecourse Deductions are attributable in accordance with Regulations, Section 1.704-2(i)(1).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations, Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Distribution to a Unitholder in complete liquidation of the Unitholder’s interest in the Company, the amount of the adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unitholders in accordance with their interests in the Company in the event Regulations, Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unitholder to whom the Distribution was made in the event Regulations, Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h) Issuance of a Capital Interest for Services.  If the Company issues Units in consideration of services that would entitle the recipient to share in liquidation proceeds if the Company were hypothetically liquidated immediately following the issuance (a capital interest for federal income tax purposes), gross receipts of the Company shall be specially allocated to the recipient in the amount of the entitlement.

Section 3.4.   Curative Allocations.

The allocations set forth in Sections 3.3(a) through (g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Board shall make the offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after the offsetting allocations are made, each Unitholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unitholder would have had if the Regulatory Allocations were not part of the Agreement.

Section 3.5.   Loss Limitation.

Losses allocated pursuant to Section 3.2 shall not exceed the maximum amount of Losses that can be allocated without causing any Unitholder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year.  In the event some but not all of the Unitholders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2, the limitation set forth in this Section 3.5 shall be applied on a Unitholder by Unitholder basis among the Units, so as to allocate the maximum permissible Losses to each Unitholder under Regulations, Section 1.704-1(b)(2)(ii)(d).

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX E

Section 3.6.   Other Allocation Rules.

(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined by the Board using any permissible method under Code Section 706 and the Regulations under Code Section 706.

(b) If additional Units are issued pursuant to Section 3.2(c) of the Agreement during a Fiscal Year, the Profits, Losses and other items allocated with respect to the Class of Units issued for that Fiscal Year will be allocated among the Unitholders of that Class in a manner that takes into account their varying interests in the Company during the Fiscal Year using any permissible methods under Code Section 706 and the Regulations under Code Section 706 and any conventions permitted by law as may be specified in the terms governing the issuance of the Units or, if not specified, as directed by the Board.

(c) The Unitholders agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

(d) Solely for purposes of determining a Unitholder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations, Section 1.752-3(a) (3), the Unitholders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts.

(e) To the extent permitted by Regulations, Section 1.704-2(h) (3), the Unitholders shall endeavor to treat Distributions as having been made from the proceeds of a Nonrecourse Liability or a Unitholder Nonrecourse Debt only to the extent that the Distributions would cause or increase an Adjusted Capital Account Deficit for any Unitholder.

Section 3.7.   Tax Allocations: Code Section 704(c).

(a) In accordance with Code Section 704(c) and the Regulations under Section 704(c), income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unitholders so as to take into account any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

(b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations under Code Section 704(c).

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX E

(c) Allocations pursuant to this Section shall be made as required or permitted by Regulations, Section 1.704-3 pursuant to such method provided therein as may reasonably be designated by the Board. Any elections or other decisions relating to allocations under this Section will be made in any manner that the Board reasonably determines to reflect the purpose and intention of this Agreement. Allocations under this Section are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses and other allocation items or Distributions under any provision of this Appendix E or the Agreement.

ARTICLE IV.
DISTRIBUTIONS

Section 4.1.   Net Cash Flow.

The Board may make Distributions of Net Cash Flow at times and in aggregate amounts determined by the Board in its sole discretion.  When the Board determines that a Distribution is to be made, except as otherwise provided in the Liquidation Provisions, Net Cash Flow, if any, shall be distributed: (1) ten percent (10%) to Class A and then to Class A unitholders in proportion to Class A Units held; and (2) ninety percent (90%) to Class B and then to Class B unitholders in proportion to Class B Units held.  The stated percentages are subject to change if additional units are issued pursuant to Section 3.2(c) of the Agreement.

Section 4.2.   Amounts Withheld.

All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, Distribution or allocation to the Company or the Unitholders shall be treated as amounts paid or distributed, as the case may be, to the Unitholders with respect to which the amount was withheld pursuant to this Section for all purposes under this Agreement. The Company is authorized to withhold from payments and Distributions, or with respect to allocations to the Unitholders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unitholders with respect to which such amount was withheld.

Section 4.3.   Limitations Of Distributions.

(a) The Company shall make no Distributions to the Unitholders except as provided in this Article IV, Article XII, Article 7 of the Agreement, and Section 3.6 of the Agreement.

(b) A Unitholder may not receive a Distribution from the Company to the extent that, after giving effect to the Distribution, all liabilities of the Company, other than liability to Unitholders on account of their Capital Contributions, would exceed the Gross Asset Value of the Company’s assets.

ARTICLE V.
[RESERVED]

ARTICLE VI.
[RESERVED]

ARTICLE VII.
[RESERVED]

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX E

ARTICLE VIII.
ACCOUNTING, BOOKS AND RECORDS

Section 8.1.   Accounting, Books And Records.

(a) The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP, consistently applied; provided, that the financial provisions in the Agreement relating to Capital Contributions, Profits, Losses and other allocation items, Distributions and Capital Accounts shall be construed and determined in accordance with this Agreement without regard to whether such provisions are inconsistent with GAAP.  The books and records shall reflect all the Company’s transactions and shall be appropriate and adequate for the Company’s business.  The Company shall maintain all of the following:

(i)         a current list of the full name and last known business or residence address of each Unitholder set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Unitholder;

(ii)        the full name and business address of each Director;

(iii)       a copy of the Certificate of Formation and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto have been executed;

(iv)       copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

(v)        a copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(vi)       copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

(vii)      the Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

(b) The Company shall use the accrual method of accounting in preparing its financial reports and for tax purposes and shall keep its books and records accordingly. The Board may, without any further consent of the Unitholders (except as specifically required by the Code), apply for IRS consent to, and otherwise effect a change in, the Company’s Fiscal Year.

Section 8.2.   Reports.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX E

(a) In General. The chief financial officer of the Company (or other officer determined by the Board or the CEO) shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.

(b) Financial Statements. The Company shall maintain the financial statements listed in clauses (i) and (ii) below, prepared, in each case (other than with respect to Unitholder’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied (and file with the Securities and Exchange Commission, if required, for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X).

(i)         As soon as practicable following the end of each GAAP Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of the GAAP Fiscal Year) and at the time as Distributions are made to the Unitholders pursuant to the Liquidation Provisions following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of the GAAP Fiscal Year and the related statements of operations, statement of Unitholders’ Capital and changes therein, and cash flows for the GAAP Fiscal Year, together with appropriate notes to the financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding GAAP Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding GAAP Fiscal Years (in the case of the statements).

(ii)        If required by the Securities and Exchange Commission, as soon as practicable following the end of the first three quarters of each GAAP Fiscal Year (and in any event not later than forty-five (45) days after the end of such quarter), an unaudited balance sheet of the Company as of the end of such quarter and the related unaudited statements of operations and cash flows for such GAAP Fiscal Quarter and for the GAAP Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior GAAP Fiscal Year’s quarter and the quarter just completed.

Section 8.3.   Tax Matters.

(a) Generally.  The Board shall have the power and authority, without any further consent of the Members being required: (i) to cause the Company to make or revoke any and all elections for federal, state, local, and foreign tax purposes including an election pursuant to Code Section 754; (ii) to extend the statute of limitations for assessment of tax deficiencies against the Unitholders with respect to adjustments to the Company’s federal, state, local or foreign tax returns; (iii) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unitholders in their capacities as Unitholders; and (iv) to file or amend any tax returns and execute any agreements or other documents relating to or affecting tax matters, including agreements or other documents that bind the Unitholders with respect to tax matters.  The Board shall designate a qualifying Member to act as the tax matters partner within the meaning of and pursuant to Regulations, Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX E

(b) Tax Information.  Necessary tax information shall be delivered to each Unitholder as soon as practicable after the end of each Fiscal Year of the Company but not later than five (5) months after the end of each Fiscal Year.

ARTICLE IX.
[RESERVED]

ARTICLE X.
[RESERVED]

ARTICLE XI.
[RESERVED]

ARTICLE XII.
DISSOLUTION AND WINDING UP

Section 12.1. Compliance With Certain Requirements Of Regulations; Deficit Capital Accounts.

In the event the Company is “liquidated” within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g), Distributions shall be made pursuant to the Liquidation Provisions to the Unitholders who have positive Capital Accounts in compliance with Regulations, Section 1.704-1(b)(2)(ii)(b)(2). If any Unitholder has a deficit balance in his Capital Account (after giving effect to all Capital Contributions, Distributions and allocations of Profits, Losses and other allocation items for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unitholder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.  In the discretion of the Liquidator, a pro rata portion of the Distributions that would otherwise be made to the Unitholders pursuant to the Liquidation Provisions may be:

(a) Distributed to a trust established for the benefit of the Unitholders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unitholders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to the trust by the Company would otherwise have been distributed to the Unitholders pursuant to Section 7.2 of the Agreement; or

(b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that the withheld amounts shall be distributed to the Unitholders as soon as practicable.

Section 12.2. Deemed Distribution And Recontribution.

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U.S. Premium Beef, LLC	AMENDED AND RESTATED LLC AGREEMENT APPENDIX E

Notwithstanding any other provision of the Liquidation Provisions, in the event the Company is liquidated within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the debts, obligations and liabilities of the Company shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all of its Property and liabilities to a new limited liability company in exchange for an interest in the new company, and immediately thereafter, the Company will be deemed to liquidate by distributing the interest in the new company to the Unitholders.

Section 12.3. Character Of Liquidating Distributions.

All payments made in liquidation of the interest of a Unitholder in the Company shall be made in exchange for the interest of such Unitholder in Property pursuant to Section 736(b)(1) of the Code, including the interest of the Unitholder in Company goodwill.

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